                                                              EXHIBIT 99(b)(12)

                            SCHEDULE 1



FACILITY AGREEMENT
-----------------------------------


FBG TREASURY (AUST.) LIMITED

FBG TREASURY (UK) PLC

FBG TREASURY (USA) INC.

FBG TREASURY (NZ) LIMITED

FOSTER'S BREWING GROUP LIMITED

WESTPAC BANKING CORPORATION







Multiple Option Credit Facility






ARTHUR ROBINSON & HEDDERWICKS
Stock Exchange Centre
530 Collins Street
Melbourne  3000  Australia
Tel  61  3 9614 1011
Fax  61  3 9614 4661

FACILITY AGREEMENT                                               ARTHUR ROBINSON
                                                                 & HEDDERWICKS
--------------------------------------------------------------------------------


TABLE OF CONTENTS

1.       DEFINITIONS AND INTERPRETATION                                                         1

         1.1      Definitions                                                                   1

         1.2      Interpretation                                                                8

         1.3      Trust Deed                                                                    8

         1.4      Repayment and prepayment                                                      8

         1.5      Principal                                                                     9

         1.6      Original Dollar Amount                                                        9

2.       COMMITMENT AND BORROWER LIMITS                                                        10

         2.1      Commitment                                                                   10

         2.2      Borrower Limits                                                              10

         2.3      Absorption Component                                                         11

         2.4      Cancellation at end of Availability Period                                   11

         2.5      Cancellation during Availability Period                                      11

3.       REVIEW                                                                                11

4.       DRAWDOWN NOTICES                                                                      12

         4.1      Drawdown Notices                                                             12

         4.2      A$ Cash Facility                                                             12

         4.3      US$ Facility                                                                 12

         4.4      Sterling Facility                                                            13

         4.5      NZ$ Cash Facility                                                            13

         4.6      Absorption                                                                   13

5.       SELECTION OF FUNDING PERIODS                                                          14

6.       REPAYMENT AND PREPAYMENT                                                              14

         6.1      Repayment                                                                    14

         6.2      Voluntary prepayments                                                        14

         6.3      Limitation on prepayments                                                    15

         6.4      Interest                                                                     15

         6.5      Apportionment                                                                15


FACILITY AGREEMENT                                               ARTHUR ROBINSON
                                                                 & HEDDERWICKS
--------------------------------------------------------------------------------

         6.6      Cash cover                                                                   15

         6.7      Special prepayments                                                          15

7.       REPAYMENT OF PRINCIPAL                                                                16

         7.1      Repayment or cash cover                                                      16

         7.2      Interest                                                                     16

         7.3      Application                                                                  16

         7.4      Repayment of cash cover                                                      16

         7.5      Notification of amount                                                       17

8.       A$ CASH FACILITY                                                                      17

         8.1      Advance of Segment                                                           17

         8.2      Interest                                                                     17

         8.3      Basis of Calculation of interest                                             17

         8.4      Payment of interest                                                          17

         8.5      Netting off                                                                  17

9.       STERLING FACILITY                                                                     18

         9.1      Advance of Segment                                                           18

         9.2      Interest rate                                                                18

         9.3      Notification of rates and amounts                                            18

         9.4      Basis of calculation of interest                                             18

         9.5      Payment of interest                                                          18

         9.6      Market disturbance - Suspension Notice                                       18

         9.7      Alternative basis                                                            19

         9.8      Netting off                                                                  19

         9.9      Additional domestic Sterling costs                                           19

10.      BILL FACILITY                                                                         20

         10.1     Commitment                                                                   20

         10.2     Requirements of Bills                                                        20

         10.3     Authority                                                                    21

         10.4     Acceptance                                                                   21

         10.5     Acceptance and Discount                                                      21

         10.6     Indemnity                                                                    22


FACILITY AGREEMENT                                               ARTHUR ROBINSON
                                                                 & HEDDERWICKS
--------------------------------------------------------------------------------

         10.7     Cash cover                                                                   22

         10.8     Netting off                                                                  22

         10.9     Fixed rate discount option                                                   22

11.      EUROCURRENCY FACILITY                                                                 23

         11.1     Advance of Segment                                                           23

         11.2     Notification of rates and amounts                                            23

         11.3     Interest rate                                                                23

         11.4     Basis of calculation of interest                                             24

         11.5     Payment of interest                                                          24

         11.6     Market disturbance - Suspension Notice                                       24

         11.7     Alternative basis                                                            24

         11.8     Netting off                                                                  24

12.      LC FACILITY                                                                           25

         12.1     Issue                                                                        25

         12.2     Form                                                                         25

         12.3     Expiry date                                                                  25

         12.4     Amount                                                                       25

         12.5     Acceleration of Secured Financing                                            25

         12.6     Payment of Secured Financings                                                25

         12.7     Indemnity                                                                    26

         12.8     Reinstatement of obligations                                                 26

         12.9     Obligations unconditional                                                    26

13.      US$ FACILITY                                                                          27

         13.1     Advance of Segment                                                           27

         13.2     Notification of rates and amounts                                            27

         13.3     Interest rate                                                                28

         13.4     Basis of calculation of interest                                             28

         13.5     Payment of interest                                                          28

         13.6     Market disturbance - Suspension Notice                                       28

         13.7     Alternative basis                                                            28

         13.8     Netting off                                                                  28


FACILITY AGREEMENT                                               ARTHUR ROBINSON
                                                                 & HEDDERWICKS
--------------------------------------------------------------------------------

14.      NZ$ CASH FACILITY                                                                     29

         14.1     Advance of Segment                                                           29

         14.2     Notification of rates and amounts                                            29

         14.3     Interest rate                                                                29

         14.4     Basis of calculation of interest                                             29

         14.5     Payment of interest                                                          29

         14.6     Market disturbance - Suspension Notice                                       30

         14.7     Alternative basis                                                            30

         14.8     Netting off                                                                  30

15.      PAYMENTS AND TAXATION                                                                 30

         15.1     Time and place                                                               30

         15.2     No deduction                                                                 31

         15.3     Payment to be made on Business Day                                           31

         15.4     Appropriation where insufficient moneys available                            31

         15.5     Additional payments                                                          31

         15.6     Survival of obligations                                                      31

         15.7     Reimbursement                                                                32

         15.8     Indemnity against default in payment of absorbed Tax                         32

16.      CHANGES IN LAW                                                                        33

         16.1     Increased costs                                                              33

         16.2     Minimisation                                                                 34

         16.3     Survival of obligations                                                      34

         16.4     Absorption                                                                   34

17.      ILLEGALITY                                                                            35

18.      CONDITIONS PRECEDENT TO EACH SEGMENT                                                  35

19.      REPRESENTATIONS, WARRANTIES, COVENANTS AND EVENTS OF DEFAULT                          36

         19.1     Representations and Warranties                                               36

         19.2     Trust Deed Covenants                                                         36

         19.3     Events of Default                                                            36


FACILITY AGREEMENT                                               ARTHUR ROBINSON
                                                                 & HEDDERWICKS
--------------------------------------------------------------------------------

20.      SET-OFF                                                                               37

         20.1     Set-off                                                                      37

         20.2     Currency exchange                                                            37

21.      INDEMNITIES                                                                           37

22.      CURRENCY INDEMNITY                                                                    38

         22.1     General                                                                      38

         22.2     Liquidation                                                                  38

23.      STAMP DUTIES                                                                          39

         23.1     Borrowers to pay                                                             39

         23.2     FID etc included                                                             39

         23.3     Indemnity                                                                    39

24.      EXPENSES                                                                              39

25.      WAIVERS, REMEDIES CUMULATIVE                                                          39

         25.1     Waivers                                                                      39

         25.2     Rights cumulative                                                            40

26.      SEVERABILITY OF PROVISIONS                                                            40

27.      SURVIVAL OF REPRESENTATIONS AND INDEMNITIES                                           40

         27.1     Survival of representations                                                  40

         27.2     Continuing indemnities                                                       40

28.      MORATORIUM LEGISLATION                                                                40

29.      CONTROL ACCOUNTS                                                                      40

30.      INTEREST ON OVERDUE AMOUNTS                                                           41

         30.1     Default interest                                                             41

         30.2     Rate                                                                         41

         30.3     Basis of calculation                                                         42

         30.4     Interest on foreign currency amounts                                         42

         30.5     Capitalisation                                                               42


FACILITY AGREEMENT                                               ARTHUR ROBINSON
                                                                 & HEDDERWICKS
--------------------------------------------------------------------------------

         30.6     Contingent amounts                                                           42

         30.7     Risk fee                                                                     42

31.      FEES                                                                                  43

32.      ASSIGNMENTS                                                                           43

         32.1     Assignments by Borrowers and Foster's Brewing Group                          43

         32.2     Assignment by Lender                                                         43

         32.3     Disclosure                                                                   43

         32.4     Change of Lending Office                                                     43

         32.5     No increased costs                                                           44

33.      NOTICES                                                                               44

         33.1     Notices                                                                      44

         33.2     To Borrowers or Foster's Brewing Group                                       45

         33.3     Facsimile transmissions                                                      45

34.      AUTHORISED OFFICERS                                                                   45

35.      GOVERNING LAW                                                                         45

36.      COUNTERPARTS                                                                          45

37.      ACKNOWLEDGEMENT BY BORROWERS AND FOSTER'S BREWING GROUP                               46

38.      ATTORNEYS                                                                             46

SCHEDULE 1                                                                                     47

         Lending Offices                                                                       47

SCHEDULE 2                                                                                     48

         Additional domestic Sterling costs                                                    48

SCHEDULE 3                                                                                     50

         Borrower Limits                                                                       50

ANNEXURE A                                                                                     51


FACILITY AGREEMENT                                               ARTHUR ROBINSON
                                                                 & HEDDERWICKS
--------------------------------------------------------------------------------

         Drawdown Notice                                                                       51

ANNEXURE B                                                                                     54

         Form of Letter of Credit Westpac Banking Corporation                                  54

ANNEXURE C                                                                                     56

         Verification Certificate                                                              56

FACILITY AGREEMENT                                               ARTHUR ROBINSON
                                                                 & HEDDERWICKS
--------------------------------------------------------------------------------

DATE            21 March 1991
-------------

PARTIES
-------------

1. FBG TREASURY (AUST.) LIMITED (ACN 006 865 738) of 77 Southbank Boulevard, Southbank, Melbourne, Victoria (TREASURY AUST.).

2. FBG TREASURY (UK) PLC of Montrose House, Chertsey Boulevard, Hanworth Lane, Chertsey, Surrey, UK (TREASURY UK).

3. FBG TREASURY (USA) INC., of Suite 274, 103 Foulk Road, Wilmington, Delaware (TREASURY USA)

4. FBG TREASURY (NZ) LIMITED of Level 1, Elder's House, 60 Khyber Pass Road, Grafton, Auckland, New Zealand (TREASURY NZ).

5. FOSTER'S BREWING GROUP LIMITED (ACN 007 620 886) of 77 Southbank Boulevard, Southbank, Melbourne, Victoria (FOSTER'S BREWING GROUP).

6. WESTPAC BANKING CORPORATION (ARBN 007 457 141) of 360 Collins Street, Melbourne, Victoria (the LENDER).

RECITALS
-------------

A Each Borrower and Foster's Brewing Group have requested the Lender to provide the Borrowers with a facility under which financial accommodation of up to a maximum amount of A$200,000,000 may be made available to the Borrowers.

B Each of the Borrowers and Foster's Brewing Group is party to the FBG Group Financing Trust Deed (the "Trust Deed") dated 21 February 1993 (as amended) which sets out certain of the terms and conditions which apply to any financial accommodation which may be made available to the Borrowers under this Agreement.
--------------------------------------------------------------------------------

IT IS AGREED as follows.

1.       DEFINITIONS AND INTERPRETATION
--------------------------------------------------------------------------------

1.1      DEFINITIONS

         When used in this Agreement the following terms shall have the following meanings unless the context otherwise requires.

         A$ OR AUSTRALIAN DOLLARS means the lawful currency of Australia.

         A$ CASH FACILITY means the facility provided under Clause 8.

FACILITY AGREEMENT                                               ARTHUR ROBINSON
                                                                 & HEDDERWICKS
--------------------------------------------------------------------------------

         ABSORPTION COMPONENT means, in relation to the Eurocurrency Facility, such part of any Segment in respect of which the Lender has elected, in its absolute discretion and following a request in a Drawdown Notice from Treasury Aust. to do so, to absorb Australian Withholding Tax payable on the interest payable in relation to that Segment or part (up to a maximum rate of 10% of the amount of interest payable) as such part is reduced from time to time by prepayments or repayments under this Agreement.

         AUSTRALIAN LENDING OFFICE means the office of the Lender so designated in the First Schedule or such other branch, office or agency as it may designate for the purposes of this Agreement by notice to Foster's Brewing Group.

         AUSTRALIAN WITHHOLDING TAX means Tax levied or imposed by a Governmental Agency of or within the Commonwealth of Australia required to be withheld or deducted from any payment.

         AVAILABILITY PERIOD means the period commencing on the date of this Agreement and expiring on the Repayment Date or, if earlier, the date on which the Commitment is cancelled.

         BANK BILL RATE in relation to a Funding Period means:

         (a) the rate determined by the Lender to be the average bid rate (rounded up, if necessary, to the nearest two decimal places) displayed at or about 10.30 am on the first day of that Funding Period on the Reuters screen BBSY page for a term equivalent to the Funding Period; or

         (b)   if:

               (i) for any reason there is no rate displayed for a period equivalent to that Funding Period; or

               (ii) the basis on which that rate is displayed is changed and in the opinion of the Lender that rate ceases to reflect the Lender's cost of funding to the same extent as at the date of this Agreement, then the Bank Bill Rate will be the rate determined by the Lender to be the average of the buying rates quoted to the Lender by each of three Australian banks selected by the Lender at or about that time on that date for bills of exchange which are accepted by an Australian bank selected by the Lender and which have a term equivalent to the Funding Period. If there are no buying rates the rate will be the rate determined by the Lender to be its cost of funds.

Rates will be expressed as a yield per cent per annum to maturity.

BENEFICIARY means the beneficiary of a Letter of Credit.

BILL means a Bill of Exchange as defined in the Bills of Exchange Act 1909 which is, or is to be, accepted under this Agreement.

BILL FACILITY means the facility provided under Clause 10.

BORROWER means Treasury Aust., Treasury UK, Treasury USA or Treasury NZ.

BORROWER LIMIT means at any time:

FACILITY AGREEMENT                                               ARTHUR ROBINSON
                                                                 & HEDDERWICKS
--------------------------------------------------------------------------------


     (a) in relation to the Bill Facility, with respect to Treasury Aust., an Australian dollar amount which is equal to the percentage of the Commitment set out in the Third Schedule next to the name of Treasury Aust., as varied from time to time in accordance with Clause 2.2 at that time;

     (b) in relation to the A$ Cash Facility, with respect to Treasury Aust., an Australian dollar amount which is equal to the percentage of the Commitment set out in the Third Schedule next to the name of Treasury Aust., as varied from time to time in accordance with Clause 2.2 at that time;

     (c) in relation to the Eurocurrency Facility, with respect to Treasury Aust., an Australian dollar amount which is equal to the percentage of the Commitment, set out in the Third Schedule next to the name of Treasury Aust., as varied from time to time in accordance with Clause
          2.2 at that time;

     (d) in relation to the US$ Facility, with respect to Treasury USA, an Australian dollar amount which is equal to the percentage of the Commitment, set out in the Third Schedule next to the name of Treasury USA, as varied from time to time in accordance with Clause 2.2 at that time;

     (e) in relation to the NZ$ Cash Facility, with respect to Treasury NZ, an Australian dollar amount which is equal to the percentage of the Commitment, set out in the Third Schedule next to the name of Treasury NZ, as varied from time to time in accordance with Clause 2.2 at that time;

     (f) in relation to the Sterling Facility, with respect to Treasury UK, an Australian dollar amount which is equal to the percentage of the Commitment, set out in the Third Schedule next to the name of Treasury UK, as varied from time to time in accordance with Clause 2.2 at that time; or

     (g) in relation to the LC Facility, with respect to each Borrower, an Australian dollar amount which is equal to the percentage of the Commitment, set out in the Third Schedule next to the name of that Borrower, as varied from time to time in accordance with Clause 2.2 at that time.

     BUSINESS DAY means a day on which:

     (a) for the determination of Funding Periods and interest rates or yields, banks and the relevant financial markets are open:

          (i) in relation to the Bill Facility and the A$ Cash Facility, in Melbourne; and

          (ii) in relation to each of the Eurocurrency Facility, the US$ Facility, the Sterling Facility, the NZ$ Cash Facility and the LC Facility, in London, New York, Auckland and Melbourne;

FACILITY AGREEMENT                                               ARTHUR ROBINSON
                                                                 & HEDDERWICKS
--------------------------------------------------------------------------------


     (b) in relation to the determination of an Exchange Rate or an Equivalent Amount, banks and the relevant financial markets are open for business in Melbourne, New York, Auckland and London; or

     (c)  for any other purpose, banks are open for business in Melbourne.

     CASH RATE in relation to a Funding Period of a Segment means the rate determined by the Lender at or about 11.00 am on the first day of the Funding Period to be the interest rate payable on money market advances for a term comparable to that Funding Period and in an amount comparable to the principal amount of the Segment.

     COMMITMENT means A$200,000,000 as reduced or cancelled under this Agreement.

     DRAWDOWN DATE means:

     (a) in relation to the A$ Cash Facility, the US$ Facility, the Sterling Facility, the NZ$ Cash Facility or the Eurocurrency Facility, the date on which any advance under this Agreement is or is to be drawn;

     (b) in relation to the LC Facility, the date on which any Letter of Credit is or is to be issued; and

     (c) in relation to the Bill Facility, the date on which the relevant Bills are or are to be accepted in accordance with this Agreement.

     DRAWDOWN NOTICE means a notice given or to be given in accordance with Clause 4.

     EQUIVALENT AMOUNT means, with respect to any currency on any date, the amount of such currency converted from Australian dollars at the Exchange Rate 2 Business Days before such date.

     EUROCURRENCY FACILITY means the facility provided under Clause 11.

     EXCHANGE RATE with respect to any currency on any date, means the Lender's spot rate of exchange as at 10.00am on that date for the purchase of such currency against Australian dollars or, as the case may be, Australian dollars against such currency on the relevant foreign exchange market for value on the second Business Day after such date.

     EXCLUDED TAX means any Tax imposed by any jurisdiction on the net income of the Lender as a consequence of the Lender being a resident of or organised or doing business in that jurisdiction but not any Tax:-

     (a) which is calculated on or by reference to the gross amount of any payments (without the allowance of any deduction) derived under any Relevant Document or any other document referred to in any Relevant Document by the Lender; or

     (b) which is imposed as a result of the Lender being considered a resident of or organised or doing business in that jurisdiction solely as a result of it being a party to any Relevant Document or any transaction contemplated by any Relevant Document, and also, subject to Clause 18.4, includes any Australian Withholding Tax required to be deducted or withheld from interest on any Segment or part of

FACILITY AGREEMENT                                               ARTHUR ROBINSON
                                                                 & HEDDERWICKS
--------------------------------------------------------------------------------


     a Segment drawn under the Eurocurrency Facility utilising the Absorption Component to the extent only that the rate of Australian Withholding Tax does not exceed 10% of the gross amount of interest payable in respect of that Segment or part.

     FACILITY means the Bill Facility, the NZ$ Cash Facility, the Eurocurrency Facility, the A$ Cash Facility, the US$ Facility, the Sterling Facility or the LC Facility.

     FEE LETTER means any letter from the Lender to Foster's Brewing Group referred to in Clause 32.

     FUNDING PERIOD means in relation to a Segment of:

     (a)  the Bill Facility, the term of the relevant Bills;

     (b) the Eurocurrency Facility, the A$ Cash Facility, the NZ$ Cash Facility, the US$ Facility or the Sterling Facility, a period for the fixing of interest rates for, and the funding of, such Segment; and


     (c) the LC Facility, the term of the Letters of Credit comprising such Segment,

     such period to commence on the Drawdown Date of that Segment and have a duration selected under Clause 5.

     LC FACILITY means the facility provided under Clause 12.

     LENDING OFFICE means the Australian Lending Office, the US Lending Office, the NZ Lending Office or the UK Lending Office.

     LETTER OF CREDIT means an irrevocable letter of credit issued under Clause 12.1.

     LIBOR in relation to a Funding Period of a Segment means:

     (a) the rate determined by the Lender to be the arithmetic mean (rounded upwards, if necessary, to the nearest 1/16th of 1%) of the rates displayed on the Reuters screen:

          (i)  where the Segment is denominated in US dollars, LIBO page; or

          (ii) where the Segment is denominated in Sterling, LIBP page, for a term equivalent to that Funding Period at or about 11.00am (London time) on the day on which rates are displayed for the value date which is the first day of that Funding Period; or

     (b)  if:

          (i) for any reason there are no rates displayed for the relevant currency for a term equivalent to that Funding Period; or

          (ii) the basis on which such rates displayed is changed and in the opinion of the Lender they cease to reflect the Lender's cost of funding to the same extent as at the date of this Agreement,

FACILITY AGREEMENT                                               ARTHUR ROBINSON
                                                                 & HEDDERWICKS
--------------------------------------------------------------------------------

               then Libor will be the rate determined by the Lender to be the average of the rates quoted to it by three leading banks selected by it in the London Interbank Market at or about 11.00am (London time):

               (iii) two Business Days before the commencement of that Funding
                    Period for the making of deposits in relation to a Funding Period of a Segment drawn or to be drawn under the Eurocurrency Facility or the US$ Facility, in US dollars; or

               (iv) on the date of the commencement of that Funding Period for the making of deposits in relation to a Funding Period of a Segment drawn or to be drawn under the Sterling Facility, in Sterling,

               with the Lender for a term comparable to that Funding Period. That average will be rounded upwards (if necessary) to the nearest 1/16th of 1%.

     MARGIN means, in respect of a Segment of a Facility, the amount per cent per annum set out in the relevant Fee Letter for that Facility.

     NON-ABSORPTION COMPONENT means at any time in respect of any Segment of the Eurocurrency Facility drawn by Treasury Aust., the principal amount of that Segment (taking into account any prepayments or repayments) less the Absorption Component (if any) for that Segment at that time.

     NZ$ OR NEW ZEALAND DOLLARS means the lawful currency of New Zealand.

     NZ BANK BILL RATE in relation to a Funding Period means:

     (a) the rate determined by the Lender to be the average bid rate (rounded up, if necessary, to the nearest four decimal places) displayed at or about 10:45am (Auckland time) on the first day of that Funding Period on the Reuters screen BKBM page for a term equivalent to the Funding Period; or

     (b) if for any reason there is no rate displayed for a period equivalent to that Funding Period then the NZ Bank Bill Rate will be the rate determined by the Lender to be the average of the buying rates quoted to the Lender by each of three New Zealand banks selected by the Lender at or about that time on that date for a term equivalent to the Funding Period. If there are no buying rates the rate will be the rate determined by the Lender to be its average cost of funds in relation to the NZ$ Cash Facility (as applicable).

     Rates will be expressed as a yield per annum to maturity.

     NZ$ CASH FACILITY means the facility provided under Clause 14.

     NZ LENDING OFFICE means the office of the Lender so designated in the First Schedule or such other branch office or agency as it may designate for the purposes of this Agreement by notice to Foster's Brewing Group.

     ORIGINAL DOLLAR AMOUNT means in relation to a Segment or part of a Segment of:

FACILITY AGREEMENT                                               ARTHUR ROBINSON
                                                                 & HEDDERWICKS
--------------------------------------------------------------------------------


     (a)  (i)      the Eurocurrency Facility, the NZ$ Cash Facility, the A$
                   Cash Facility, the US$ Facility or the Sterling Facility, the principal amount (in the applicable currency) of the Segment or part; or

          (ii) the LC Facility, the aggregate face amount (in the applicable currency) of the Letters of Credit issued in respect of such Segment or part,

          as nominated in the applicable Drawdown Notice, converted (except where the relevant Letter of Credit or principal amount is denominated in Australian dollars) to Australian dollars on, subject to Clause 1.6, the applicable Drawdown Date at the Exchange Rate for that Drawdown Date; and

     (b) the Bill Facility, the Australian dollar face amount of that Segment or part, as nominated in the applicable Drawdown Notice,

     reduced as may be appropriate from time to time by prepayments and/or repayments of such Segment or part (including, without limitation, a repayment under Clause 7.1(a)).

     PRINCIPAL OUTSTANDING means the aggregate principal amount of all outstanding Segments.

     REPAYMENT DATE means 31 August 2003 or such later date as the parties may agree.

     SECURED FINANCING means accommodation provided to a Borrower by a Beneficiary on the security of a Letter of Credit.

     SAME DAY FUNDS means:

     (a) in the case of Australian dollars, a bank cheque or other immediately available funds;

     (b) in the case of US dollars, US dollar funds settled through the New York Clearing House Interbank Payments System (or in such other manner of payment in US dollars as the Lender may specify to Foster's Brewing Group as being customary at the time for settlement of international transactions of the type contemplated by this Agreement); and

     (c) in the case of any other currency, the manner of payment in the currency concerned which the Lender specifies to Foster's Brewing Group as being customary at the time for the settlement of international transactions of the type contemplated by this Agreement or, if no manner is specified, immediately available funds in that currency.

     SEGMENT means each portion of the amount advanced or provided or, as the context may require, to be advanced or provided, to a Borrower under the same Facility which is denominated in the same currency and has the same Funding Period.

     STERLING means the lawful currency of England, Scotland and Wales.

     STERLING FACILITY means the facility provided under Clause 9.

FACILITY AGREEMENT                                               ARTHUR ROBINSON
                                                                 & HEDDERWICKS
--------------------------------------------------------------------------------


     TRUSTEE means AXA Trustees Limited or any other person appointed as trustee under the Trust Deed.

     UK LENDING OFFICE means the office of the Lender so designated in the First Schedule or such other branch, office or agency as it may designate for the purposes of this Agreement by notice to Foster's Brewing Group.

     UNDRAWN COMMITMENT means the Commitment less the aggregate Original Dollar Amount of all outstanding Segments.

     US$ OR US DOLLARS means the lawful currency of the United States of America.

     US$ FACILITY means the facility provided under Clause 13.

     US LENDING OFFICE means the office of the Lender so designated in the First Schedule or such other branch, office or agency as it may designate for the purposes of this Agreement by notice to Foster's Brewing Group.

1.2  INTERPRETATION

     (a) Clauses 1.2, 1.3, 1.4 and 1.5 of the Trust Deed apply to this Agreement as if incorporated in this Agreement, except that all references in those Clauses to "Deed" and "Trustee" are replaced with "Agreement" and "Lender" respectively.

     (b) Except to the extent that this Agreement otherwise provides or the context otherwise requires, references in this Agreement to time are to Melbourne time.

1.3  TRUST DEED

     (a) Each party to this Agreement acknowledges and agrees that the financial accommodation made available or to be made available to the Borrowers by the Lender under this Agreement is and shall be made available on the terms and conditions contained in the Trust Deed in addition to the terms and conditions of this Agreement.


     (b) Unless defined otherwise in this Agreement, terms defined in the Trust Deed bear the same meaning when used in this Agreement.

     (c) The Lender confirms that it will be bound by any amendment agreed to, or waiver given in respect of the provisions of the Trust Deed by the Trustee in accordance with the instructions of the Majority Creditors or all Creditors as the case requires in accordance with the terms of the amendment or waiver as if it were party to the relevant amendment agreement or had given the relevant waiver.

1.4  REPAYMENT AND PREPAYMENT

     (a) In this Agreement references to "payable", "repayment" or "prepayment" (and like expressions) of:

          (i) all or part of a Segment of the LC Facility means payment to the Lender in the relevant currency, of the whole or the relevant portion (determined, where applicable, in accordance

FACILITY AGREEMENT                                               ARTHUR ROBINSON
                                                                 & HEDDERWICKS
--------------------------------------------------------------------------------

               with paragraph (b)) of the face amount of the relevant Letter of Credit or the reduction, expiry or cancellation of that Letter of Credit (if it has not been drawn upon) if such reduction, expiry or cancellation takes place on the due date for repayment or prepayment;

          (ii) all or part of a Segment of the Bill Facility, means payment to the Lender of the total face amount of all Bills comprising the Segment or part; and

          (iii) all or part of a Segment of the Eurocurrency Facility, the A$ Cash Facility, the NZ$ Cash Facility, the US$ Facility or the Sterling Facility, means payment to the Lender in the relevant currency of the principal amount of the relevant Segment or part or, in the case of part of a Segment denominated in a currency other than Australian dollars, the relevant amount determined in accordance with paragraph (b).

     (b) Where in this Agreement part of a Segment of the Eurocurrency Facility, the NZ$ Cash Facility, the US$ Facility, the Sterling Facility or the LC Facility denominated in a currency other than Australian dollars is to be repaid or prepaid, the relevant Borrower shall repay or prepay in the currency of the Segment the same fraction of the principal amount of the Segment as the Original Dollar Amount to be prepaid or repaid is of the Original Dollar Amount of the Segment.

1.5  PRINCIPAL

     References to "principal" or "principal amount" mean, in relation to a Segment of:

     (a) the Bill Facility, the aggregate face amount of all Bills comprising that Segment or part;

     (b) the Eurocurrency Facility, the A$ Cash Facility, the NZ$ Cash Facility, the US$ Facility or the Sterling Facility, the principal amount of that Segment or part; and

     (c) the LC Facility, the aggregate maximum amount paid or claimable (actually or contingently) under all Letters of Credit comprising that Segment or part.

1.6  ORIGINAL DOLLAR AMOUNT

     If during the Funding Period for a Segment of the Eurocurrency Facility, the US$ Facility, the NZ$ Cash Facility, the Sterling Facility or of the LC Facility (if denominated in a currency other than Australian dollars):

     (a)  one or more Drawdown Dates occur; or

     (b) one or more repayments under Clause 7.1(a) occur (each date on which such a repayment occurs being a "Fluctuation Reduction Date"),

     the Original Dollar Amount of that Segment for the balance of its Funding Period shall (subject to this Clause 1.6) be the relevant face or principal

FACILITY AGREEMENT                                               ARTHUR ROBINSON
                                                                 & HEDDERWICKS
--------------------------------------------------------------------------------

     amount of the Segment as nominated in the applicable Drawdown Notice, converted to Australian dollars on that Drawdown Date or Fluctuation Reduction Date at the Exchange Rate for that Drawdown Date or Fluctuation Reduction Date (as the case may be).

2.   COMMITMENT AND BORROWER LIMITS
--------------------------------------------------------------------------------

2.1  COMMITMENT

     (a)  Subject to this Agreement (including, without limitation, paragraph
          (b) of this Clause) the Lender shall make:

          (i) the Eurocurrency Facility, the Bill Facility and the A$ Cash Facility available to Treasury Aust.;

          (ii) the US$ Facility available to Treasury USA;

          (iii) the Sterling Facility available to Treasury UK;

          (iv) the NZ$ Cash Facility available to Treasury NZ; and

          (v)  the LC Facility available to any Borrower,

          but so that the aggregate Original Dollar Amount of all outstanding Segments will not at any time exceed the Commitment.

     (b) The Lender shall not be obliged to make available the A$ Cash Facility, the US$ Facility, the NZ$ Cash Facility or the Sterling Facility unless:

          (i) it determines in its absolute discretion it is able and willing to do so; and

          (ii) it has given a notice under Clause 4.2, 4.3, 4.4, or 4.5 respectively accordingly.

2.2  BORROWER LIMITS

     (a) (BORROWER LIMITS): No Borrower may request, in any Drawdown Notice, a Segment or Segments of any Facility if, on the relevant Drawdown Date, the aggregate of:

          (i) the Original Dollar Amount of the Principal Outstanding of all Segments of that Facility (other than any Segment which is to be repaid on or before the relevant Drawdown Date); and

          (ii) the Original Dollar Amount of the principal amount of all Segments of that Facility requested to be,

          provided on account of that Borrower by the Lender, exceeds that Borrower's Borrower Limit with respect to that Facility.

     (b)  (SPECIFICATION OF BORROWER LIMITS): Subject to paragraph (c):

          (i) each Borrower shall have made its initial specification as to its Borrower Limit as set out in the Third Schedule;

FACILITY AGREEMENT                                               ARTHUR ROBINSON
                                                                 & HEDDERWICKS
--------------------------------------------------------------------------------


          (ii) on giving not less than 5 Business Days' notice to the Lender, Treasury Aust. may vary any specification made by it under this paragraph. Such variation shall have effect in relation to Segments made available after the expiry of that 5 Business Days; and

          (iii) on giving not less than 30 Business Days' notice to the Lender, Treasury USA, Treasury NZ or Treasury UK may vary any specification made by it under this paragraph. Such variation shall have effect in relation to Segments made available after the expiry of that 30 Business Days.

     (c) (MAXIMUM BORROWER LIMITS): No Borrower may specify a Borrower Limit under sub-paragraph (i) or (ii) of paragraph (b):

          (i) in relation to any Facility, that is less than the greatest aggregate principal amount of all Segments of that Facility provided by the Lender for the account of that Borrower, outstanding at any time; or

          (ii) which when aggregated with the Borrower Limits of each other Borrower, exceeds the Commitment.

2.3  ABSORPTION COMPONENT

     Subject to this Agreement, the Lender shall absorb Australian Withholding Tax (up to a maximum rate of 10% of the amount of interest payable) payable on interest on such Segments of the Eurocurrency Facility drawn by Treasury Aust. as may be requested by Treasury Aust. in the applicable Drawdown Notice and agreed by the Lender in its absolute discretion.

2.4  CANCELLATION AT END OF AVAILABILITY PERIOD

     At the close of business on the last day of the Availability Period the Commitment shall be cancelled.

2.5  CANCELLATION DURING AVAILABILITY PERIOD

     Foster's Brewing Group may from time to time on giving not less than 7 Business Days' prior irrevocable notice to the Lender cancel all or part of the Undrawn Commitment. If part, unless the Lender otherwise agrees, such part shall be in a minimum of A$10,000,000 and in an integral multiple of A$10,000,000.

3.       REVIEW
--------------------------------------------------------------------------------

         The parties may at any time agree to extend the Repayment Date.

FACILITY AGREEMENT                                               ARTHUR ROBINSON
                                                                 & HEDDERWICKS
--------------------------------------------------------------------------------

4.   DRAWDOWN NOTICES
--------------------------------------------------------------------------------

4.1  DRAWDOWN NOTICES

     Whenever a Borrower wishes to make a drawing it or Foster's Brewing Group on its behalf shall give to the Lender a Drawdown Notice substantially in the form of Annexure A, to be received by the Lender not later than 11.00am:

     (a) where it requests a drawing under the Bill Facility, the A$ Cash Facility or, in relation to Treasury Aust. only, the LC Facility, three;

     (b) where it requests a drawing under the Eurocurrency Facility, or the NZ$ Cash Facility, five; or

     (c) where it requests a drawing under the Sterling Facility, the US$ Facility or, in relation to each of Treasury UK and Treasury USA, the LC Facility, five,

     Business Days prior to the proposed Drawdown Date (which shall be a Business Day), which Drawdown Notice shall, subject to Clauses 4.2, 4.3,
     4.4 and 4.5, be irrevocable.

4.2  A$ CASH FACILITY

     (a) If in a Drawdown Notice Treasury Aust. or Foster's Brewing Group on its behalf requests a drawing under the A$ Cash Facility the Lender will no later than 11.00 am on the Business Day following the date of receipt by it of the Drawdown Notice notify Foster's Brewing Group in writing whether it agrees to provide the requested Segment, or part of the requested Segment and, if the Lender does, in its absolute discretion, agree to provide all or part of the requested Segment, the principal amount of each Segment or part it agrees to provide.

     (b) Any Drawdown Notice in relation to which Foster's Brewing Group receives a notice from the Lender under paragraph (a) shall be deemed to be varied so as to request a principal amount equal to the principal amount the Lender has agreed in that notice to provide but shall otherwise be irrecoverable.

4.3  US$ FACILITY

     (a) If in a Drawdown Notice Treasury USA or Foster's Brewing Group on its behalf requests a drawing under the US$ Facility the Lender will no later than 11.00 am on the fifth Business Day following the date of receipt by it of the Drawdown Notice notify Foster's Brewing Group in writing whether it agrees to provide the requested Segment, or part of the requested Segment and, if the Lender does, in its absolute discretion, agree to provide all or part of the requested Segment, the Original Dollar Amount of each Segment or part it agrees to provide.

FACILITY AGREEMENT                                               ARTHUR ROBINSON
                                                                 & HEDDERWICKS
--------------------------------------------------------------------------------



     (b) Any Drawdown Notice in relation to which Foster's Brewing Group receives a notice from the Lender under paragraph (a) shall be deemed to be varied so as to request an Original Dollar Amount equal to the Original Dollar Amount the Lender has agreed in that notice to provide but shall otherwise be irrevocable.

4.4  STERLING FACILITY

     (a) If in a Drawdown Notice Treasury UK or Foster's Brewing Group on its behalf requests a drawing under the Sterling Facility the Lender will no later than 11.00 am on the fifth Business Day following the date of receipt by it of the Drawdown Notice notify Foster's Brewing Group in writing whether it agrees to provide the requested Segment, or part of the requested Segment and, if the Lender does, in its absolute discretion, agree to provide all or part of the requested Segment, the Original Dollar Amount of each Segment or part it agrees to provide.

     (b) Any Drawdown Notice in relation to which Foster's Brewing Group receives a notice from the Lender under paragraph (a) shall be deemed to be varied so as to request an Original Dollar Amount equal to the Original Dollar Amount the Lender has agreed in that notice to provide but shall otherwise be irrevocable.

4.5  NZ$ CASH FACILITY

     (a) If in a Drawdown Notice Treasury NZ or Foster's Brewing Group on its behalf requests a drawing under the NZ$ Cash Facility the Lender will no later than 11.00 am on the fifth Business Day following the date of receipt by it of the Drawdown Notice notify Foster's Brewing Group in writing whether it agrees to provide the requested Segment, or part of the requested Segment and, if the Lender does, in its absolute discretion, agree to provide all or part of the requested Segment, the Original Dollar Amount of each Segment or part it agrees to provide.

     (b) Any Drawdown Notice in relation to which Foster's Brewing Group receives a notice from the Lender under paragraph (a) shall be deemed to be varied so as to request an Original Dollar Amount equal to the Original Dollar Amount the Lender has agreed in that notice to provide but shall otherwise be irrevocable.

4.6  ABSORPTION

     (a) If in a Drawdown Notice Treasury Aust. requests the Lender to absorb Australian Withholding Tax payable on interest on one or more Segments of the Eurocurrency Facility drawn by Treasury Aust. the Lender will no later than 11.00 am on the day following the date of receipt by it of the Drawdown Notice notify Treasury Aust. whether it agrees to absorb such Australian Withholding Tax.

     (b) If the Lender notifies Treasury Aust. that it does not agree to absorb such Australian Withholding Tax Treasury Aust. may by notice to the

FACILITY AGREEMENT                                               ARTHUR ROBINSON
                                                                 & HEDDERWICKS
--------------------------------------------------------------------------------


          Lender given not later than 11.00 am on the day following such notice from the Lender revoke the Drawdown Notice is so far as it relates to the relevant Segment or Segments of the Eurocurrency Facility. If notice of revocation is not received by the Lender by 11.00 am on that day the Segment will, subject to this Agreement, be provided on the Drawdown Date specified in the Drawdown Notice.

5.   SELECTION OF FUNDING PERIODS
--------------------------------------------------------------------------------

     (a) Subject to the subsequent provisions of this Clause, Funding Periods selected by a Borrower (other than Treasury NZ) shall be of a period not less than 30 days and not more than 185 days or, if required, such other period as the Lender may agree to enable consolidation of Segments of the same Facility and Funding Periods selected by Treasury NZ in respect of the NZ$ Cash Facility shall be for a period of 1, 2, 3 or 6 months or such other period as Treasury NZ and the Lender may agree from time to time.

     (b) Should a Funding Period end on a day which is not a Business Day, such Funding Period shall be extended to the next Business Day in the same calendar month or, if none, the preceding Business Day.

     (c)  No Funding Period shall extend beyond the Repayment Date.


     (d) If a Borrower fails to select Funding periods complying with this Clause the Lender may vary any Drawdown Notice to ensure compliance.

     (e) No Funding Period of a Segment of the A$ Cash Facility shall be of more than 30 days.


6. REPAYMENT AND PREPAYMENT
--------------------------------------------------------------------------------

6.1  REPAYMENT

     Subject to Clauses 8.5, 9.8, 10.8, 11.8, 13.8, and 14.8, each Borrower shall repay the Principal Outstanding of each Segment provided on its account in the currency in which such Segment is denominated on the last day of its Funding Period.

6.2  VOLUNTARY PREPAYMENTS

     (a) On giving not less than 7 days' prior irrevocable notice to the Lender a Borrower may prepay all or part of the Principal Outstanding.

     (b) Unless the Lender otherwise agrees, prepayment of part only of a Segment may only be made in an Original Dollar Amount of a minimum of A$10,000,000 and an integral multiple of A$10,000,000 and so that as far as practicable the remaining part will comply with Clause 8.1(b)(i), 9.1(b)(i), 10.1(b)(i), 11.1(b)(i), 12.4, 13.1(b)(i) and
          14.1(b)(i) (as applicable).

FACILITY AGREEMENT                                               ARTHUR ROBINSON
                                                                 & HEDDERWICKS
--------------------------------------------------------------------------------

6.3  LIMITATION ON PREPAYMENTS


     No Borrower may prepay all or any part of the Principal Outstanding except in accordance with this Agreement.

6.4  INTEREST

     Each Borrower shall pay any interest accrued on any amount prepaid under this Agreement at the time of such prepayment.

6.5  APPORTIONMENT

     Prepayments under Clause 6.2 shall be applied as between the Absorption Component and the Non-Absorption Component in the manner determined by the Lender, which determination shall override any appropriation made by the Borrower.

6.6  CASH COVER

     (a) If a Borrower prepays all or part of a Segment of the LC Facility or the Bill Facility by payment to the Lender of an amount equal to the whole or the relevant portion of the face amount of the relevant Letter of Credit or the whole or the relevant portion of the total face amount of all Bills comprising the Segment or part, then that amount shall be held by the Lender by way of cash cover for the Lender's relevant liability (contingent or otherwise) in respect of the relevant Letter of Credit or Bills and the provisions of Clause 5.3(c) of the Trust Deed and, if subsequent to such prepayment the Lender or the Trustee has exercised its rights under Clause 5.2(A) or
          (B) of the Trust Deed, Clauses 5.3(d), (e) and (f) of the Trust Deed shall apply to such amount as if, in the case of paragraph (c), the reference to "this Deed including, without limitation, under paragraph
          (a) or (b) of this Clause" were a reference to this Clause 6.

     (b)  Unless under paragraph (a) the provisions of Clauses 5.3(d), (e) and
          (f) of the Trust Deed apply to any amount of cash cover provided under paragraph (a) in respect of a Segment, the Lender shall repay the amount by which that amount of cash cover (together with interest on that amount) exceeds the total amount paid or payable by the Lender under the Bills or Letters of Credit comprising such Segment, to the relevant Borrower on the last day of the Funding Period for that Segment.

6.7  SPECIAL PREPAYMENTS

     Each of the Borrowers and Foster's Brewing Group acknowledge that the Borrowers may be required to prepay the Facility in accordance with Clause
     5.5 of the Trust Deed and that the Lender has entered into this Agreement and made the Facilities available to the Borrowers in reliance on Clause
     5.5 of the Trust Deed.

FACILITY AGREEMENT                                               ARTHUR ROBINSON
                                                                 & HEDDERWICKS
--------------------------------------------------------------------------------

7.   REPAYMENT OF PRINCIPAL
--------------------------------------------------------------------------------

7.1  REPAYMENT OR CASH COVER

     If on any day the Principal Outstanding (converted in the case of Segments denominated in a currency other than Australian dollars to Australian dollars on that day at the Exchange Rate) (the "New Principal") is greater than 105% of the Commitment and on each of the following four consecutive Business Days the New Principal (on that day) is greater than 105% of the Commitment, then the Borrowers shall on the second Business Day after the last of such four consecutive Business Days:

     (a) repay such Segments and/or parts of Segments in their respective currencies in such aggregate principal amounts as, converted to Australian dollars, if necessary, at the time of the repayment (at the Exchange Rate), equals the difference between the New Principal on the last of such four consecutive Business Days and the Commitment; or

     (b) deposit with the Lender by way of cash cover for the liabilities of the Borrowers to the Lender under this Agreement an amount, in Australian dollars, equal to the difference between the New Principal on the last of such four consecutive Business Days and the Commitment.

7.2  INTEREST

     All amounts paid to the Lender by way of cash cover under this Clause 7 (and any interest on such amounts) shall accrue and be credited interest at a rate and in the manner the Lender determines would apply to deposits at call in accordance with its normal procedures.

7.3  APPLICATION

     Without limiting any other provision of any Relevant Document the Lender may at any time after the occurrence of an Event of Default which would entitle the Lender or the Trustee to make a declaration under Clause 5.2(A) or (B) of the Trust Deed apply any such cash cover and/or any such interest in payment of any Guaranteed Moneys then payable by any Borrower to the Lender.

7.4  REPAYMENT OF CASH COVER

     Any amount (or interest on such amount) held by way of cash cover under this Clause 7 shall be repaid to the Borrower which deposited it on the Second Business Day following the date on which the New Principal has been not greater than the Commitment for a period of five consecutive Business Days provided no Event of Default has occurred and, if an Event of Default which would entitle the Lender or the Trustee to make a declaration under Clause 5.2(A) or (B) of the Trust Deed has occurred, when all Guaranteed Moneys have been fully and finally discharged.

FACILITY AGREEMENT                                               ARTHUR ROBINSON
                                                                 & HEDDERWICKS
--------------------------------------------------------------------------------


7.5  NOTIFICATION OF AMOUNT

     The Lender shall notify Foster's Brewing Group of the amount of the New Principal (on any day) as soon as it is ascertained whenever reasonably requested to do so by Foster's Brewing Group.

8.   A$ CASH FACILITY

--------------------------------------------------------------------------------

8.1  ADVANCE OF SEGMENT

     (a) Subject to this Agreement, whenever Treasury Aust. requests a Segment of the A$ Cash Facility under a Drawdown Notice, the Lender will through its Australian Lending Office make available that Segment to the account specified in the relevant Drawdown Notice not later than 11.00am on the relevant Drawdown Date in Same Day Funds in Australian dollars.

     (b) The principal amount of each Segment of the A$ Cash Facility shall be a minimum of:

          (i)  A$500,000; or

          (ii) the Undrawn Commitment,

          and shall not cause a breach of the limits in Clause 2.1.

8.2  INTEREST

     Interest shall accrue from day to day on each Segment of the A$ Cash Facility for each Funding Period at the rate per annum determined by the Lender to be the aggregate of the Margin and the Cash Rate.

8.3  BASIS OF CALCULATION OF INTEREST

     Such interest shall be computed on the basis of the actual number of days elapsed and a year of 365 or 366 days (as the case may be).

8.4  PAYMENT OF INTEREST

     Except where this Agreement provides otherwise, Treasury Aust. shall pay such accrued interest in Australian dollars on the last day of the relevant Funding Period.

8.5  NETTING OFF

     If Treasury Aust. requests a new Segment of the A$ Cash Facility on the last day of a Funding Period of an old Segment of that Facility, then only the net amount between:

     (a) the funds required to be provided by the Lender for the account of Treasury Aust. in relation to that new Segment; and

     (b) the funds payable by Treasury Aust. for the account of the Lender by way of repayment of the old Segment,

     need be paid or made available, as the case may be.

FACILITY AGREEMENT                                               ARTHUR ROBINSON
                                                                 & HEDDERWICKS
--------------------------------------------------------------------------------


9.   STERLING FACILITY
--------------------------------------------------------------------------------

9.1  ADVANCE OF SEGMENT

     (a) Subject to this Agreement, whenever Treasury UK requests a Segment of the Sterling Facility under a Drawdown Notice, the Lender will through its UK Lending Office make available that Segment to the account specified in the relevant Drawdown Notice not later than 11.00am (London time) on the relevant Drawdown Date in Same Day Funds in Sterling.

     (b) The principal amount of each Segment of the Sterling Facility shall be a minimum of:

          (i) an Original Dollar Amount of A$1,000,000 and an integral multiple of A$1,000,000; or

          (ii) the Undrawn Commitment,

          and shall not cause a breach of the limits in Clause 2.1. The number of outstanding Segments advanced pursuant to this Clause 9, shall at no time exceed 10.

9.2  INTEREST RATE

     Interest shall accrue from day to day on each Segment of the Sterling Facility for each Funding Period at the rate per annum determined by the Lender to be the aggregate of the Margin and LIBOR for such Funding Period.

9.3  NOTIFICATION OF RATES AND AMOUNTS

     The Lender shall notify Treasury UK of the Exchange Rate, interest rates and amounts of currency determined by it under this Clause as soon as they are ascertained.

9.4  BASIS OF CALCULATION OF INTEREST

     Such interest shall be computed on the basis of the actual number of days elapsed and a year of 365 or 366 days (as the case may be).

9.5  PAYMENT OF INTEREST

     Except where this Agreement provides otherwise, Treasury UK shall pay such accrued interest in Sterling on the last day of the relevant Funding Period.

9.6  MARKET DISTURBANCE - SUSPENSION NOTICE

     Whenever, prior to the commencement of a Funding Period of a Segment of the Sterling Facility, the Lender determines that, by reason of any change in or in the application of any applicable law or of any change in national or international financial, political or economic conditions, exchange rates or exchange controls, it is impracticable for it to fund such Segment during such Funding Period by deposits obtained in the relevant interbank market, then

FACILITY AGREEMENT                                               ARTHUR ROBINSON
                                                                 & HEDDERWICKS
--------------------------------------------------------------------------------


     the Lender shall promptly give a notice (a "Suspension Notice") to Treasury UK.

9.7  ALTERNATIVE BASIS

     Upon the giving of a Suspension Notice relating to a Segment of the Sterling Facility requested in a Drawdown Notice, then:

     (a) (CONSULTATION): the Lender shall consult in good faith with Treasury UK with a view to agreeing to an alternative basis for the lending of such Segment;

     (b) (SUSPENSION OF OBLIGATION): pending such consultation the Lender shall not be obliged to advance the Segment;

     (c) (ALTERNATIVE BASIS): if such alternative basis is agreed, it shall apply in accordance with its terms; and


     (d) (CESSATION OF NOTICE IF NO AGREEMENT): if an alternative basis is not agreed within 30 days of such Suspension Notice, the obligation of the Lender to advance such Segment shall cease.

9.8  NETTING OFF

     If Treasury UK requests a new Segment of the Sterling Facility on the last day of a Funding Period of an old Segment of that Facility, then only the net amount between:

     (a) the funds required to be provided by the Lender for the account of Treasury UK in relation to that new Segment; and

     (b) the funds payable by Treasury UK for the account of the Lender by way of repayment of the old Segment,

     need be paid or made available, as the case may be.

9.9  ADDITIONAL DOMESTIC STERLING COSTS

     (a) Whenever Treasury UK is obliged to pay interest in respect of any amount under this Agreement denominated in domestic Sterling, it shall pay the additional amount advised by the Lender to be the direct or indirect costs of complying with the requests or requirements of the Bank of England or other competent authority in relation to monetary controls or liquidity requirements with respect to the funding of such amount.

     (b) Such additional amount shall be determined by the Lender in accordance with the Second Schedule, as amended by the Lender if there is any change in relevant requirements.

FACILITY AGREEMENT                                               ARTHUR ROBINSON
                                                                 & HEDDERWICKS
--------------------------------------------------------------------------------

10.  BILL FACILITY
--------------------------------------------------------------------------------
10.1 COMMITMENT

     (a)  Subject to this Agreement, the Lender shall at the option of Treasury
          Aust.:

          (i) accept Bills drawn by Treasury Aust. expressed to mature not later than the Repayment Date; and

          (ii) if so requested by Treasury Aust., discount such Bills.

     (b) The principal amount of each Segment of the Bill Facility shall be a minimum of:

          (i)  A$10,000,000; or

          (ii) the Undrawn Commitment,

          and shall not cause a breach of the limits in Clause 2.

10.2 REQUIREMENTS OF BILLS

     Each Bill shall be in a form acceptable to the Lender and shall be prepared in accordance with the following.

     (a) Each Bill shall be expressed to be payable at Level 10, 360 Collins Street, Melbourne or such other office of the Lender as the Lender shall notify Treasury Aust. from time to time.

     (b) The face amount of each Bill shall to the extent possible be A$100,000 or such other amount as the Lender and Treasury Aust. may agree.

     (c) The term of each Bill shall be the Funding Period of the relevant Segment.

     (d)  Each Bill shall be:

          (i) where the Lender is requested to accept and discount Bills, drawn by Treasury Aust. and signed by an Authorised Officer of the Borrower or, if Treasury Aust. so requests, by an Authorised Officer of the Lender on behalf of Treasury Aust., and completed so that the space reserved for the name of the payee is left blank, in which case Treasury Aust. authorises the Lender to complete the Bill by inserting as payee the name of the Lender; or

          (ii) where the Lender is requested to accept Bills only, drawn by Treasury Aust. and signed by its Authorised Officer or, if Treasury Aust. so requests, by an Authorised Officer of the Lender and payable to Treasury Aust. and endorsed by Treasury Aust. for delivery to the proposed purchaser of the Bill.

     (e) If necessary, Treasury Aust. shall cause each Bill to be stamped with any applicable stamp duty.

FACILITY AGREEMENT                                               ARTHUR ROBINSON
                                                                 & HEDDERWICKS
--------------------------------------------------------------------------------


10.3 AUTHORITY

     Treasury Aust. authorises the Lender, upon receipt by the Lender of a Drawdown Notice, to prepare, sign (by its Authorised Officer) as the case may require, complete and deliver Bills in accordance with this Clause 10 and to alter any non-complying Bills delivered if:

     (a) Treasury Aust. fails to deliver or prepare Bills in accordance with this Agreement; or

     (b) Treasury Aust. requests the Lender so to do in the relevant Drawdown Notice.

10.4 ACCEPTANCE

     (a) The Lender shall on each day that it is requested to accept Bills under this Clause:

          (i)   accept the Bills;

          (ii) insert as payee Treasury Aust. and, if authorised to do so in the relevant Drawdown Notice, have one of its Authorised Officers endorse the Bills on behalf of Treasury Aust.; and

          (iii) hand the Bills to the person nominated in the relevant Drawdown
                Notice or, if the Lender has agreed to do so, purchase or
               arrange the sale of the Bills as requested in the relevant
               Drawdown Notice.

     (b) Treasury Aust. shall on each such day pay to the Lender an acceptance fee equal to the Margin, to be calculated on a daily basis on the face amount of each Bill from the date it was accepted to the date it falls due for payment.

10.5 ACCEPTANCE AND DISCOUNT

     The Lender shall on each day that it is requested to accept and discount Bills under this Clause:

     (a)  accept the Bills;

     (b) insert as payee itself or such other person who is to purchase those Bills; and

     (c) discount those Bills and (subject to Clause 10.8) pay in Same Day Funds, not later than 11:00 am on that Drawdown Date to the account specified by Treasury Aust. an amount equal to the aggregate of the face amount of each Bill less the aggregate of:

          (i) a discount amount for each Bill which would result in a yield to maturity on that Bill calculated at the Bank Bill Rate for the relevant Funding Period;

          (ii) an acceptance fee equal to the Margin on that day, to be calculated on a daily basis on the face amount of each Bill from the date it was accepted to the date it falls due for payment;

FACILITY AGREEMENT                                               ARTHUR ROBINSON
                                                                 & HEDDERWICKS
--------------------------------------------------------------------------------


          (iii) any applicable stamp duty or other documentary or transaction Tax (including, without limitation, financial institutions duty) payable by the Lender on or in respect of each Bill or any payment, receipt or crediting of an account which is contemplated by this Clause 10; and

          (iv) any other amount owing by Treasury Aust. to the Lender under this Agreement but unpaid.

10.6 INDEMNITY

     Treasury Aust. shall indemnify and keep indemnified the Lender against all liabilities of the Lender as acceptor of any Bills, but, without prejudice to the obligation to provide cash cover under Clause 10.7, Treasury Aust. shall not be required to pay any amount in excess of the face amount of the relevant Bill to the extent the relevant liability was incurred as a result of the fraud or wilful default of the Lender.

10.7 CASH COVER

     As between the Lender and Treasury Aust., Treasury Aust. shall be primarily liable in respect of all Bills and accordingly:

     (a) the liability of Treasury Aust. with respect to any Bill shall not be taken to have been discharged by reason of the Lender becoming the holder of that Bill before, on or after its maturity; and

     (b) subject to Clause 10.8 Treasury Aust. shall, not later than 11.00am on each day on which an Bill accepted or accepted and discounted on its account falls due for payment, pay to the Lender an amount equal to the face amount of such Bill.

10.8 NETTING OFF

     If Treasury Aust. requests a new Segment under which it requests the Lender to accept and discount Bills on the last day of a Funding Period of an old Segment, under which the Lender had accepted and discounted Bills then only the net amount between:

     (a) the funds required to be provided by the Lender for the account of Treasury Aust. in relation to that new Segment; and

     (b) the funds payable by the Borrower for the account of the Lender by way of repayment of the old Segment,

     need be paid or made available, as the case may be.

10.9 FIXED RATE DISCOUNT OPTION

     (a) In a Drawdown Notice Treasury Aust. may request the Lender to inform it of the fixed rate (expressed as a yield to maturity per cent per annum) at which the Lender would discount a series of Bills with terms selected by the Lender having an aggregate face amount nominated in the Drawdown Notice during the period nominated in the Drawdown Notice. Such period shall be not less than 3 months

FACILITY AGREEMENT                                               ARTHUR ROBINSON
                                                                 & HEDDERWICKS
--------------------------------------------------------------------------------


          nor more than 12 months and end not later than the Repayment Date.

     (b) The Lender shall inform Treasury Aust. of the fixed rate at which it would discount such Bills not later than 9.45am on the relevant date on which it is requested to accept and discount Bills.

     (c) If Treasury Aust. wishes the Lender so to discount such Bills it shall, not later than 10.15am on that day, inform the Lender and:

          (i) the Lender will be obliged, subject to this Agreement, to discount such Bills at that rate; and

          (ii) during the period nominated in the relevant Drawdown Notice, Treasury Aust. will be obliged to prepare, sign (by its Authorised Officer) as drawer, complete and deliver Bills having terms selected by the Lender so that at all times during that period there are Bills outstanding having an aggregate face amount equal to the amount nominated in the Drawdown Notice.

11.  EUROCURRENCY FACILITY
--------------------------------------------------------------------------------

11.1 ADVANCE OF SEGMENT

     (a) Subject to this Agreement, whenever Treasury Aust. requests a Segment utilising the Eurocurrency Facility under a Drawdown Notice, the Lender will through such Lending Office as it may elect make available that Segment to the account specified in the relevant Drawdown Notice not later than 11.00am (local time in the place of payment) on the relevant Drawdown Date in Same Day Funds in US dollars.

     (b) The principal amount of each Segment drawn under the Eurocurrency Facility shall be a minimum of:

          (i) an Original Dollar amount of A$1,000,000 and an integral multiple of A$1,000,000; or

          (ii) the Undrawn Commitment,

          and shall not cause a breach of the limit in Clause 2.1(a).

11.2 NOTIFICATION OF RATES AND AMOUNTS

     The Lender shall notify Treasury Aust. of the Exchange Rate, interest rates and amounts of currency determined under this Clause as soon as they are ascertained.

11.3 INTEREST RATE

     Interest shall accrue from day to day on each Segment of the Eurocurrency Facility for each Funding Period at the rate per annum determined by the

FACILITY AGREEMENT                                               ARTHUR ROBINSON
                                                                 & HEDDERWICKS
--------------------------------------------------------------------------------


     Lender to be the aggregate of the Margin and LIBOR for such Funding Period.

11.4 BASIS OF CALCULATION OF INTEREST

     Such interest shall be computed on the basis of the actual number of days elapsed and a year of 360 days.

11.5 PAYMENT OF INTEREST

     Except where this Agreement provides otherwise, Treasury Aust. shall pay such accrued interest in US dollars on the last day of the relevant Funding Period.

11.6 MARKET DISTURBANCE - SUSPENSION NOTICE

     Whenever, prior to the commencement of a Funding Period of a Segment of the Eurocurrency Facility the Lender determines that, by reason of any change in or in the application of any applicable law or of any change in national or international financial, political or economic conditions, exchange rates or exchange controls, it is impracticable for it to fund such Segment during such Funding Period by deposits obtained in the relevant interbank market, then the Lender shall promptly give notice (a "Suspension Notice") to Treasury Aust.

11.7 ALTERNATIVE BASIS

     Upon the giving of a Suspension Notice relating to a Segment of the Eurocurrency Facility requested in a Drawdown Notice, then:

     (a) (CONSULTATION): the Lender shall consult in good faith with Treasury Aust. with a view to agreeing to an alternative basis for the lending of such Segment;

     (b) (SUSPENSION OF OBLIGATION): pending such consultation the Lender shall not be obliged to advance the Segment;

     (c) (ALTERNATIVE BASIS): if such alternative basis is agreed, it shall apply in accordance with its terms; and

     (d) (CESSATION OF NOTICE IF NO AGREEMENT): if an alternative basis is not agreed within 30 days of such Suspension Notice, the obligation of the Lender to advance such Segment shall cease.

11.8 NETTING OFF

     If Treasury Aust. requests a new Segment of the Eurocurrency Facility on the last day of a Funding Period of an old Segment of that Facility, then only the net amount between:

     (a) the funds required to be provided by the Lender for the account of Treasury Aust. in relation to that new Segment; and

     (b) the funds payable by Treasury Aust. for the account of the Lender by way of repayment of the old Segment,

     need be paid or made available, as the case may be.

FACILITY AGREEMENT                                               ARTHUR ROBINSON
                                                                 & HEDDERWICKS
--------------------------------------------------------------------------------



12.  LC FACILITY
--------------------------------------------------------------------------------

12.1 ISSUE

     Subject to this Agreement, whenever a Borrower requests a Segment utilising the LC Facility the Lender shall issue for the account of the relevant Borrower the Letters of Credit referred to in the relevant Drawdown Notice on the relevant Drawdown Date.

12.2 FORM

     Each Letter of Credit shall be substantially in the form of Annexure B.

12.3 EXPIRY DATE

     Each Letter of Credit will expire on the last day of the Funding Period of the relevant Segment specified in the relevant Drawdown Notice, which shall be not later than the date 5 Business Days after the final maturity date of the relevant Secured Financing.

12.4 AMOUNT

     (a) (LIMITS): The face amount of any Letter of Credit shall be a minimum of A$10,000,000 or its Equivalent Amount and shall not cause a breach of the limits in Clause 2.

     (b) (FACE AMOUNT): The maximum face amount of each Letter of Credit on issue shall not exceed:

          (i) the maximum liability of the relevant Borrower for repayment of principal under the relevant Secured Financing;

          (ii) accrued interest or amounts in the nature of interest relevant to the principal amount outstanding under the relevant Secured Financing for the period up until the expiry date of the Letter of Credit at that time; and

          (iii) other amounts relevant to the principal amount of the Secured Financing which as at the date of issue are quantifiable.

12.5 ACCELERATION OF SECURED FINANCING

     Each Borrower shall procure that it is a term and condition of any Secured Financing to which it is a party that upon a declaration by the Trustee or the Lender under Clause 5.2(A) of the Trust Deed all moneys owing under that Secured Financing (whether actually or contingently) shall be immediately due and payable.

12.6 PAYMENT OF SECURED FINANCINGS

     Each Borrower shall duly and punctually pay all principal, interest and other amounts due and payable under or in relation to each Secured Financing to which it is a party.

FACILITY AGREEMENT                                               ARTHUR ROBINSON
                                                                 & HEDDERWICKS
--------------------------------------------------------------------------------


12.7 INDEMNITY

     (a) (PAYMENT): Each Borrower shall on demand pay to the Lender all amounts paid or required to be paid by the Lender under any Letter of Credit issued for its account.

     (b) (GENERAL INDEMNITY): Each Borrower shall on demand indemnify the Lender from and against all loss, liabilities, damage, costs, charges and expenses suffered or incurred by the Lender (otherwise than arising solely as a result of a default by the Lender) in relation to or arising out of any claim made or purported to be made under any Letter of Credit issued for its account or anything done by any person who is or claims to be entitled to the benefit of any such Letter of Credit.

     (c)  (COVER IN ANOTHER CURRENCY):

          (i) Each Borrower acknowledges that although the Lender may be making a payment under or in relation to a Letter of Credit in one currency, it may be purchasing the necessary currency with another currency.

          (ii) Accordingly, if required by the Lender, the relevant Borrower shall pay to the Lender the amount of the currency which the Lender certifies that it used to purchase the currency paid by it or required to be paid by it under or in relation to any Letter of Credit.

12.8 REINSTATEMENT OF OBLIGATIONS

     If all or any part of any amount paid by a Borrower to the Lender under this Clause 12 is required to be surrendered, released or repaid by the Lender for any reason whatsoever, then the Lender shall be entitled to all rights it would have had if such sum had never been paid by the relevant Borrower.

12.9 OBLIGATIONS UNCONDITIONAL

     Each Borrower agrees that its obligations under Clause 12.7 shall be absolute and unconditional and shall not be subject to any reduction, termination or other impairment by any set-off, deduction, counterclaim, agreement, defence, suspension, deferment or otherwise and no Borrower shall be released, relieved or discharged from any obligations under this Agreement, nor shall such obligations be prejudiced or affected by any reason including without limitation:

     (a) any falsity, inaccuracy, insufficiency or forgery of or in any demand, certificate or declaration or other document which on its face purports to be signed or authorised pursuant to a Letter of Credit;

     (b) any failure by the Lender to enquire whether any cable or telex has been inaccurately transmitted or received from any cause or has been sent by an unauthorised person;

FACILITY AGREEMENT                                               ARTHUR ROBINSON
                                                                 & HEDDERWICKS
--------------------------------------------------------------------------------

     (c) the impossibility or illegality of performance of or any invalidity of or affecting any Relevant Document, any Secured Financing or any Letter of Credit or any other agreement;

     (d) any act of any Governmental Agency or arbitrator, including any law, judgment, decree or order at any time in effect in any jurisdiction affecting any of the terms of any Relevant Document, any Secured Financing or any other document delivered pursuant to any Relevant Document;

     (e) any failure to obtain any Authorisation necessary or appropriate in connection with this Agreement; or

     (f) any other cause or circumstance, foreseen or unforeseen, whether similar or dissimilar to any of the above affecting any Relevant Document, any Secured Financing or any transaction under any Relevant Document, and the Lender shall not be liable or under any duty to enquire in respect of any of the matters mentioned in the preceding paragraphs of this Clause.

13.  US$ FACILITY
--------------------------------------------------------------------------------

13.1 ADVANCE OF SEGMENT

     (a) Subject to this Agreement, whenever Treasury USA requests a Segment utilising the US$ Facility under a Drawdown Notice, the Lender will through its US Lending Office make available that Segment to the account specified in the relevant Drawdown Notice not later than 11.00am (New York time) on the relevant Drawdown Date in Same Day Funds in US dollars.

     (b) The principal amount of each Segment drawn under the US$ Facility shall be a minimum of:

          (i) an Original Dollar Amount of A$1,000,000 and an integral multiple of A$1,000,000; or

          (ii) the Undrawn Commitment,

          and shall not cause a breach of the limits in Clause 2.1. The number of outstanding Segments advanced pursuant to this Clause 13, shall at no time exceed 10.

13.2 NOTIFICATION OF RATES AND AMOUNTS

     The Lender shall notify Treasury USA of the Exchange Rate, interest rates and amounts of currency determined under this Clause as soon as they are ascertained.

13.3 INTEREST RATE

     Interest shall accrue from day to day on each Segment of the US$ Facility for each Funding Period at the rate per annum determined by the Lender to be the aggregate of the Margin and LIBOR for such Funding Period.

13.4 BASIS OF CALCULATION OF INTEREST

     Such interest shall be computed on the basis of the actual number of days elapsed and 360 days.

13.5 PAYMENT OF INTEREST

     Except where this Agreement provides otherwise, Treasury USA shall pay such accrued interest in US dollars on the last day of the relevant Funding Period.

13.6 MARKET DISTURBANCE - SUSPENSION NOTICE

     Whenever, prior to the commencement of a Funding Period of a Segment of the US$ Facility, the Lender determines that, by reason of any change in or in the application of any applicable law or of any change in national or international financial, political or economic conditions, exchange rates or exchange controls, it is impracticable for it to fund such Segment during such Funding Period by deposits obtained in the relevant interbank market, then the Lender shall promptly give a notice (a "Suspension Notice") to Treasury USA.

13.7 ALTERNATIVE BASIS

     Upon the giving of a Suspension Notice relating to a Segment of the US$ Facility requested in a Drawdown Notice, then:

     (a) (CONSULTATION): the Lender shall consult in good faith with Treasury USA with a view to agreeing to an alternative basis for the lending of such Segment;

     (b) (SUSPENSION OF OBLIGATION): pending such consultation the Lender shall not be obliged to advance the Segment;

     (c) (ALTERNATIVE BASIS): if such alternative basis is agreed, it shall apply in accordance with its terms; and

     (d) (CESSATION OF NOTICE IF NO AGREEMENT): if an alternative basis is not agreed within 30 days of such Suspension Notice, the obligation of the Lender to advance such Segment shall cease.

13.8 NETTING OFF

     If Treasury USA requests a new Segment of the US$ Facility on the last day of a Funding Period of an old Segment of that Facility, then only the net amount between:

     (a) the funds required to be provided by the Lender for the account of Treasury USA in relation to that new Segment; and

FACILITY AGREEMENT                                               ARTHUR ROBINSON
                                                                 & HEDDERWICKS
--------------------------------------------------------------------------------


     (b) the funds payable by Treasury USA for the account of the Lender by way of repayment of the old Segment,

     need be paid or made available, as the case may be.

14.  NZ$ CASH FACILITY
--------------------------------------------------------------------------------

14.1 ADVANCE OF SEGMENT

     (a) Subject to this Agreement, whenever Treasury NZ requests a Segment utilising the NZ$ Cash Facility under a Drawdown Notice, the Lender will through its NZ Lending Office make available that Segment to the account specified in the relevant Drawdown Notice not later than 11.00am (Auckland time) on the relevant Drawdown Date in Same Day Funds in NZ dollars.

     (b) The principal amount of each Segment drawn under the NZ$ Cash Facility shall be a minimum of:

          (i) an Original Dollar Amount of A$1,000,000 and an integral multiple of A$1,000,000; or

          (ii) the Undrawn Commitment,

          and shall not cause a breach of the limits in Clause 2.1. The number of outstanding Segments advanced pursuant to this Clause 14, shall at no time exceed 10.

14.2 NOTIFICATION OF RATES AND AMOUNTS

     The Lender shall notify Treasury NZ of the Exchange Rate, interest rates and amounts of currency determined under this Clause as soon as they are ascertained.

14.3 INTEREST RATE

     Interest shall accrue from day to day on each Segment of the NZ$ Cash Facility for each Funding Period at the rate per annum determined by the Lender to be the aggregate of the Margin and the NZ Bank Bill Rate for such Funding Period.

14.4 BASIS OF CALCULATION OF INTEREST

     Such interest shall be computed on the basis of the actual number of days elapsed and 365 or 366 days (as the case may be).

14.5 PAYMENT OF INTEREST

     Except where this Agreement provides otherwise, Treasury NZ shall pay such accrued interest in NZ dollars on the last day of the relevant Funding Period.

FACILITY AGREEMENT                                               ARTHUR ROBINSON
                                                                 & HEDDERWICKS
--------------------------------------------------------------------------------


14.6 MARKET DISTURBANCE - SUSPENSION NOTICE

     Whenever, prior to the commencement of a Funding Period of a Segment of the NZ$ Cash Facility, the Lender determines that, by reason of any change in or in the application of any applicable law or of any change in national or international financial, political or economic conditions, exchange rates or exchange controls, it is impracticable for it to fund such Segment during such Funding Period by deposits obtained in the relevant interbank market, then the Lender shall promptly give a notice (a "Suspension Notice") to Treasury NZ.

14.7 ALTERNATIVE BASIS

     Upon the giving of a Suspension Notice relating to a Segment of the NZ$ Cash Facility requested in a Drawdown Notice, then:

     (a) (CONSULTATION): the Lender shall consult in good faith with Treasury NZ with a view to agreeing to an alternative basis for the lending of such Segment;

     (b) (SUSPENSION OF OBLIGATION): pending such consultation the Lender shall not be obliged to advance the Segment;

     (c) (ALTERNATIVE BASIS): if such alternative basis is agreed, it shall apply in accordance with its terms; and

     (d) (CESSATION OF NOTICE IF NO AGREEMENT): if an alternative basis is not agreed within 30 days of such Suspension Notice, the obligation of the Lender to advance such Segment shall cease.

14.8 NETTING OFF

     If Treasury NZ requests a new Segment of the NZ$ Cash Facility on the last day of a Funding Period of an old Segment of that Facility, then only the net amount between:

     (a) the funds required to be provided by the Lender for the account of Treasury NZ in relation to that new Segment; and

     (b) the funds payable by Treasury NZ for the account of the Lender by way of repayment of the old Segment,

     need be paid or made available, as the case may be.

15.  PAYMENTS AND TAXATION
--------------------------------------------------------------------------------

15.1 TIME AND PLACE

     Unless this Agreement provides otherwise, each Borrower and Foster's Brewing Group shall make all payments under this Agreement in any currency in Same Day Funds not later than 11.00am (local time) on the due date to the account specified by the Lender from time to time in respect of such currency.

FACILITY AGREEMENT                                               ARTHUR ROBINSON
                                                                 & HEDDERWICKS
--------------------------------------------------------------------------------


15.2 NO DEDUCTION

     Unless this Agreement provides otherwise, each Borrower and Foster's Brewing Group shall make all payments required under this Agreement without set-off or counterclaim and without deduction, whether on account of Taxes (except to the extent the Borrower or Foster's Brewing Group (as the case may be) is obliged to deduct Taxes), but without prejudice to Clause 15 or otherwise.

15.3 PAYMENT TO BE MADE ON BUSINESS DAY

     Whenever any payment becomes due on a day which is not a Business day, the due date shall be the next Business Day in the same calendar month or, if none, the preceding Business Day and interest shall be adjusted accordingly.

15.4 APPROPRIATION WHERE INSUFFICIENT MONEYS AVAILABLE

     Amounts received by the Lender shall be appropriated as between principal, interest and other amounts and, if applicable, as between Absorption Component and Non-Absorption Component as the Lender determines. Any such appropriation shall override any appropriation made by a Borrower or Foster's Brewing Group.

15.5 ADDITIONAL PAYMENTS

     Whenever any Borrower or Foster's Brewing Group is obliged to make a deduction in respect of Tax from any payment to be made under this Agreement, then it shall:

     (a)  promptly pay the amount deducted to the appropriate Governmental
          Agency;

     (b) within 30 days of the end of the month in which the deduction is made, deliver to the Lender official receipts or other documentation acceptable to the Lender evidencing payment of such amount; and

     (c) unless the Tax is an Excluded Tax, indemnify on demand the Lender against such Tax and any amounts recoverable from the Lender in respect of such Tax, and pay for the account of the Lender such additional amounts as the Lender may determine to be necessary to ensure that the lender receives when due a net amount (after payment of any Taxes in respect of such additional amounts) in the relevant currency or currencies equal to the full amount which it would have received had a deduction not been made. Each Borrower and Foster's Brewing Group waive any statutory right to recover any such amounts from the Lender.

15.6 SURVIVAL OF OBLIGATIONS

     The obligations of each Borrower and Foster's Brewing Group under this Clause shall survive the repayment of any Guaranteed Moneys and the termination of any Relevant Document.

15.7 REIMBURSEMENT

     (a) For so long as no Event of Default entitling the Lender or the Trustee to make a declaration under Clause 5.2(A) or (B) of the Trust Deed has occurred and is subsisting, whenever:

          (i) any Borrower or Foster's Brewing Group pays any additional amount to, for the account of, or on behalf of, the Lender in respect of amounts payable under Clause 15.5 ("Additional Taxes"); and

          (ii) the Lender in its absolute discretion decides that it has received any clearly identifiable credit against or relief or remission for the amount or repayment of, any Tax paid or payable by it in respect of or calculated with reference to the deduction or withholding giving rise to such Additional Tax, then to the extent that it determines that a payment to the Borrower or Foster's Brewing Group (as the case may be) can be made without prejudice to the retention of the amount of such Credit, relief, remission or repayment, the Lender shall promptly pay to the Borrower or Foster's Brewing Group (as the case may be) the amount of any consequent reduction in its Tax.

     (b) Nothing in paragraph (a) shall interfere with the right of the Lender to arrange its Tax affairs in any manner it thinks fit. In particular, the Lender shall not be under any obligation to claim any credit, relief, remission or repayment in respect of the amount of any Additional Taxes in priority to any other credit, relief, remission or repayment available to it or to disclose to any Borrower or Foster's Brewing Group any information regarding its tax affairs or tax computations.

15.8 INDEMNITY AGAINST DEFAULT IN PAYMENT OF ABSORBED TAX

     Whenever:

     (a) Treasury Aust. fails to comply with Clause 15.5(a) or (b) in respect of Australian Withholding Tax deducted by Treasury Aust.; and

     (b) as a result the Lender is not able to obtain relief against its income Tax in respect of that Australian Withholding Tax in the same income Tax year and amount as it would have had Treasury Aust. so complied, then:

     (c) the Lender will notify Treasury Aust. as soon as it becomes aware of the same;

     (d) that amount of Australian Withholding Tax will not be an Excluded Tax for the purposes of this Agreement; and

     (e) on demand Treasury Aust. shall pay any further amount necessary to ensure that the Lender receives in aggregate the amount that it would have received had the Australian Withholding Tax not been an Excluded Tax together with interest on that amount from the date it

FACILITY AGREEMENT                                               ARTHUR ROBINSON
                                                                 & HEDDERWICKS
--------------------------------------------------------------------------------

          would have been payable, determined in accordance with Clause 31 (Interest on overdue amounts).

16.  CHANGES IN LAW
--------------------------------------------------------------------------------
16.1 INCREASED COSTS

     Whenever the Lender determines that it or any of its holding companies is affected by any change (occurring after the date of this Agreement) in, any making (occurring after the date of this Agreement) of, or any change (occurring after the date of this Agreement) in the interpretation or application by any Governmental Agency of, any law, official directive or request (including, without limitation, with respect to Taxation (other than an Excluded Tax) or reserve, liquidity, capital adequacy, special deposit or similar requirements) and that as a result:

     (a) the effective cost to the Lender of making, funding or maintaining any Segment or its Commitment is in any way increased;

     (b) any amount paid or payable to or received or receivable by the Lender or the effective return to the Lender or any of its holding companies under or in respect of this Agreement or the Trust Deed is in any way reduced;

     (c) the return of the Lender or any of its holding companies on the capital which is or becomes directly or indirectly allocated by the Lender or the holding company to any Segment or its Commitment is in any way reduced; or

     (d) in any way, in so far as that law, official directive or request relates to or affects its Commitment, any Segment, this Agreement or the Trust Deed, the overall return on capital of the Lender or any of its holding companies is reduced,

     (including, without limitation, by reason of the Lender or any of its holding companies being restricted in its capacity to enter other transactions, or being required to make a payment or foregoing or earning reduced interest or other return on any capital or on any amount calculated by reference in any way to, or allocating capital to, the amount of any Segment, its Commitment or to any other amount paid or payable or received or receivable under this Agreement or the Trust Deed) then:

     (e) (when it has calculated the effect of the foregoing and the amount to be charged) the Lender shall notify Foster's Brewing Group; and

     (f) on demand from time to time the relevant Borrower shall pay for the account of the Lender the amount certified by an Authorised Officer of the Lender which shall compensate it or its relevant holding company (as the case may be) for such increased cost or such reduction.

     This Clause:

FACILITY AGREEMENT                                               ARTHUR ROBINSON
                                                                 & HEDDERWICKS
--------------------------------------------------------------------------------


          (i) applies with respect to official directives or requests whether or not having the force of law and, if not having the force of law, the observance of which is in accordance with the practice of responsible bankers or financial institutions in the country concerned; and

          (ii) shall not apply to any increased cost or reduction which arises as a result of the occurrence of any event referred to in Clause 16.4(a) to the extent only that such event has the result referred to in Clause 16.4(b).

16.2 MINIMISATION

     (a) (NOTICE): At the time of making such demand the Lender shall deliver to Foster's Brewing Group a certificate specifying (without any obligation to disclose any details relating to its business and Tax affairs):

          (i)  the event by reason to which it is entitled to make such demand;
               and

          (ii) the calculation (in reasonable detail) on which such demand is based.

     (b) (NO DEFENCE): If the Lender and (if applicable) its holding company has acted in good faith it shall not be a defence that any cost, reduction or payment or loss of tax credit referred to in Clause 16 or this Clause could have been avoided.

     (c) (NEGOTIATION): At the request of a Borrower or Foster's Brewing Group, the Lender shall negotiate in good faith with the relevant Borrower with a view to finding a means by which any such cost, reduction or payment or loss of tax credit or the effect of any unlawfulness or impracticability referred to in Clause 17 can be minimised.

16.3 SURVIVAL OF OBLIGATIONS

     The obligations of each Borrower under this Clause shall survive the repayment of any Guaranteed Moneys and the termination of any Relevant Document.

16.4 ABSORPTION

     Whenever:-

     (a) there shall occur the making of, or a change in the interpretation or application by any Government Agency of, any law, treaty or official directive or request (each an "Absorption Tax Change"); and

     (b) as a result the Lender is not able to obtain a full tax credit in the jurisdiction of the relevant Lending Office in respect of Australian Withholding Tax deducted by Treasury Aust. in respect of interest payable on any Segment on which the Lender has agreed to absorb Australian Withholding Tax under Clause 2.3,

FACILITY AGREEMENT                                               ARTHUR ROBINSON
                                                                 & HEDDERWICKS
--------------------------------------------------------------------------------

     then:-

     (c) the Lender shall notify Treasury Aust. as soon as it becomes aware of the same;

     (d) with effect on and from the date of the Absorption Tax Change the Lender shall be relieved of its obligation under Clause 2.3 to absorb Australian Withholding Tax to the extent to which it is or would have been unable to obtain such full tax credit and for so long as the Absorption Tax Change is applicable and, to the extent of such relief, Australian Withholding Tax on any payment of interest referred to in paragraph (b) shall not be an Excluded Tax for the purposes of the Segment referred to in paragraph (b); and

     (e) if such interest has been paid prior to such notice, Treasury Aust. shall on demand pay by way of additional interest such further amount necessary to ensure that the Lender receives in aggregate, in respect of that interest payment, the amount that it would have received had that Australian Withholding Tax, to the extent that it has ceased to be an Excluded Tax under paragraph (d), not been an Excluded Tax at the time of payment.

     A demand under paragraph (e) shall be accompanied by a certificate signed by an Authorised Officer of the Lender setting out in reasonable detail (but without any obligation to disclose any details relating to its business and Tax affairs) the basis of calculation used by the Lender in determining the amount payable by Treasury Aust. under this Clause.

17.  ILLEGALITY
--------------------------------------------------------------------------------

     If the making of, or a change in the interpretation or application by any Governmental Agency of, any law or treaty makes it unlawful or impracticable for the Lender to make, fund or maintain its participation in any Segment then:

     (a) the Lender may, by notice to the relevant Borrower, terminate the Commitment;

     (b) if required by the law or treaty, or if necessary to prevent or remedy a breach of the law or treaty, the relevant Borrower will prepay the relevant Segment together with all fees and other amounts payable under the relevant Segment; and

     (c) such prepayment shall be made immediately, but if in the opinion of the lender delay in prepayment is permitted by, or will not cause a breach of, the law or treaty, it shall be made on the latest permitted day.

18.      CONDITIONS PRECEDENT TO EACH SEGMENT
--------------------------------------------------------------------------------

     The obligation of the Lender to make available each Segment is subject to the following conditions precedent:

     (a) (TRUST DEED CONDITIONS PRECEDENT - NO INCREASE IN PRINCIPAL AMOUNT): to the extent only that the provision of the Segment would result in an increase in the aggregate principal amount of all Segments outstanding on that day, that each of the conditions precedent set out in paragraphs (i) to (vi) (both inclusive) of Clause 5.7(a) of the Trust Deed (subject to Clause 5.7(c) of the Trust Deed) applies as if set out in this Agreement and has been satisfied (on the basis that any reference to the "Funding Creditor" in any of those paragraphs is a reference to the "Lender");

     (b) (TRUST DEED CONDITIONS PRECEDENT - NO PROVISION OR ROLLOVER OF ACCOMMODATION): that each of the conditions precedent in paragraphs
          (a) to (d) (both inclusive) of Clause 5.8 of the Trust Deed applies as if set out in this Agreement and has been satisfied (on the basis that any reference to the "Funding Creditor" in any of those paragraphs is a reference to the "Lender");

     (c) (NO DEFAULT): that no Event of Default or Potential Event of Default will result from the provision of the financial accommodation; and

     (d) (AUTHORISATION): that all necessary Authorisations for the provision of the financial accommodation have been obtained.

19.  REPRESENTATIONS, WARRANTIES, COVENANTS AND EVENTS OF DEFAULT
--------------------------------------------------------------------------------

19.1 REPRESENTATIONS AND WARRANTIES

     (a) Each of the Borrowers and Foster's Brewing Group acknowledges that the Lender enters into this Agreement in reliance on the representations and warranties contained in Clause 3 of the Trust Deed.

     (b) Each of the Borrowers and Foster's Brewing Group acknowledges that the representations and warranties in Clause 3 of the Trust Deed are repeated for the benefit of the Lender in accordance with Clause 3.4 of the Trust Deed.

19.2 TRUST DEED COVENANTS

     Each of the Borrowers and Foster's Brewing Group acknowledges that it has given the undertakings in the Trust Deed for the benefit of the Lender and the Lender is entering into this Agreement in reliance on those undertakings.

19.3 EVENTS OF DEFAULT

     (a) The list of Events of Default and the rights of the Lender as a Creditor as a consequence of an Event of Default are set out in Clause 5 of the Trust Deed.

     (b) Each of the Borrowers and Foster's Brewing Group acknowledges that the Lender enters into this Agreement in reliance on the rights conferred under Clause 5 of the Trust Deed and on the basis that it is and will be entitled to exercise those rights as a "Creditor".

FACILITY AGREEMENT                                               ARTHUR ROBINSON
                                                                 & HEDDERWICKS
--------------------------------------------------------------------------------

20.  SET-OFF
--------------------------------------------------------------------------------

20.1 SET-OFF

     Each of the Borrowers and Foster's Brewing Group severally authorises the Lender (but without obligation on the part of the Lender) if an Event of Default which would entitle the Lender (as a Creditor) or the Trustee to make a declaration under Clause 5.2(A) or (B) of the Trust Deed is subsisting to apply any credit balance in any currency (whether or not matured) in any of its accounts with any branch of the Lender in or towards satisfaction of any sum at any time due and payable by it to the Lender under or in relation to any Relevant Document.

20.2 CURRENCY EXCHANGE

     The Lender may effect such currency exchanges as are appropriate to implement such set-off.

21.  INDEMNITIES
--------------------------------------------------------------------------------

     Each of the Borrowers and Foster's Brewing Group shall indemnify the Lender on demand against any loss, cost or expense the Lender may sustain or incur as a consequence of:

     (a)  the occurrence of any Event of Default or Potential Event of Default;


     (b) any falsity, inaccuracy, insufficiency, illegibility or forgery of or in any Drawdown Notice or any demand, certificate or declaration or other document sent to the Lender by facsimile which on its face purports to be signed or authorised by an Authorised Officer;

     (c) any facsimile transmission being inaccurately transmitted or not being received from any cause or having been sent by an unauthorised person (and the Lender shall not be obliged to enquire as to any such matter);

     (d) any statement in or omission or alleged omission from any information or loan proposal or any document or information prepared or authorised by it or any claim in respect of any of the foregoing (including legal costs on a full indemnity basis);

     (e) any Segment requested in a Drawdown Notice not being provided for any reason (including, without imitation, failure to fulfil any condition precedent or non receipt, illegibility or fraudulence of any Drawdown Notice sent to the Lender by facsimile but excluding any default by the Lender);

     (f) the Lender receiving payments of principal in respect of any Segment other than on the last day of the relevant Funding Period or any period under Clause 30.2(b)(ii) for any reason, including, without limitation, prepayment in accordance with this Agreement, but excluding default by the Lender; or

FACILITY AGREEMENT                                               ARTHUR ROBINSON
                                                                 & HEDDERWICKS
--------------------------------------------------------------------------------


     (g)  its failure to perform its obligations under paragraph (c) of Clause
          10.9 for any reason.

     Without limitation such indemnity shall cover the amount determined by the Lender as being incurred by reason of the liquidation or re-employment of deposits or other funds acquired or contracted for by the Lender to fund or maintain any such Segment or amount (including loss of margin).

22.  CURRENCY INDEMNITY
--------------------------------------------------------------------------------

22.1 GENERAL

     Whenever:

     (a) any amount payable by any Borrower or Foster's Brewing Group under or in respect of this Agreement is received or recovered by the Lender in a currency (the "Payment Currency") other than the currency under which the relevant amount was payable under this Agreement (the "Agreed Currency") for any reason (including without limitation as a result of any judgment or order); and

     (b) the amount actually received by the Lender in accordance with its normal practice by converting the Payment Currency into the Agreed Currency is less than the relevant amount of the Agreed Currency, then the relevant Borrower or Foster's Brewing Group as the case may be shall, to the extent that it is permitted to do so, as an independent obligation and notwithstanding any such judgment, indemnify the Lender on demand against the deficiency.

22.2 LIQUIDATION

     In the event of the Liquidation of a Borrower or Foster's Brewing Group, the Borrower and Foster's Brewing Group (jointly and severally), shall, to the fullest extent permitted that they may effectively do so, indemnify the Lender on demand against any deficiency arising or resulting from any variation as between:

     (a) the exchange rate actually applied for the purposes of such Liquidation in converting into another currency any amount expressed in one currency due or contingently due under this Agreement or under any judgment or order relating to any Relevant Document; and

     (b) the exchange rate at which the Lender in accordance with its normal practice would be able to purchase the last-mentioned currency with the first-mentioned currency as at the final date or dates for the filing of proof or other claim in the Liquidation or the nearest available prior date including any premiums and costs of exchange payable in connection with the purchase.

FACILITY AGREEMENT                                               ARTHUR ROBINSON
                                                                 & HEDDERWICKS
--------------------------------------------------------------------------------

23.  STAMP DUTIES
--------------------------------------------------------------------------------

23.1 BORROWERS TO PAY

     Each of the Borrowers shall pay all stamp, transaction, registration and similar Taxes (including fines and penalties) which may be payable or determined to be payable in connection with the execution, delivery, performance or enforcement of this Agreement or any payment or receipt or any other transaction contemplated by this Agreement (and the liability of the companies under this Clause shall be joint and several).

23.2 FID ETC INCLUDED

     Such Taxes shall include any financial institutions duty, debits tax or other Taxes payable by return and any such Taxes passed on to the Lender by any bank or financial institution.

23.3 INDEMNITY

     Each of the Borrowers shall indemnify the Lender on demand against any liabilities resulting from delay or omission to pay such Taxes for which it is responsible.

24.  EXPENSES
--------------------------------------------------------------------------------

     Each of the Borrowers shall on demand reimburse the Lender for:

     (a) the expenses of the Lender in connection with any subsequent consent, approval, waiver or amendment under or in relation to this Agreement; and

     (b) the expenses of the Lender in connection with the amendment, variation, termination or enforcement of, or the preservation of any rights under, this Agreement including, without limitation, any expenses incurred in retaining consultants to evaluate matters of material concern to the Lender, including, in each case, legal costs and expenses on a full indemnity basis, and the liability of the companies under this Clause shall be joint and several.

25.  WAIVERS, REMEDIES CUMULATIVE
--------------------------------------------------------------------------------

25.1 WAIVERS

     No failure to exercise and no delay in exercising any right, power or remedy under this Agreement by any party shall operate as a waiver, nor shall any single or partial exercise of any right, power or remedy preclude any other or further exercise of that or any other right, power or remedy.

FACILITY AGREEMENT                                               ARTHUR ROBINSON
                                                                 & HEDDERWICKS
--------------------------------------------------------------------------------


25.2 RIGHTS CUMULATIVE

     The rights, powers and remedies provided to the parties are cumulative and not exclusive of any rights, powers or remedies provided by law.

26.  SEVERABILITY OF PROVISIONS
--------------------------------------------------------------------------------

     Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability, but that shall not invalidate the remaining provisions of this Agreement or affect such provision in any other jurisdiction.

27.  SURVIVAL OF REPRESENTATIONS AND INDEMNITIES
--------------------------------------------------------------------------------

27.1 SURVIVAL OF REPRESENTATIONS

     All representations and warranties in this Agreement shall survive the execution and delivery of this Agreement and final payment of the Guaranteed Moneys.

27.2 CONTINUING INDEMNITIES

     Each indemnity in this Agreement shall:

     (a)  be a continuing obligation;

     (b) constitute a separate and independent obligation of the party giving the indemnity from its other obligations under this Agreement; and

     (c)  survive the termination of this Agreement.

28.  MORATORIUM LEGISLATION
--------------------------------------------------------------------------------

     To the full extent permitted by law all legislation which at any time directly or indirectly:

     (a) lessens or otherwise varies or affects in favour of a Borrower or Foster's Brewing Group any obligation under any this Agreement; or

     (b) delays or otherwise prevents or prejudicially affects the exercise by the Lender of any right, power or remedy conferred by this Agreement,

     is negated and excluded from this Agreement.

29.  CONTROL ACCOUNTS
--------------------------------------------------------------------------------

     The accounts kept by the Lender shall constitute sufficient evidence unless the contrary is proved of the amount at any time due from any Borrower under this Agreement.

FACILITY AGREEMENT                                               ARTHUR ROBINSON
                                                                 & HEDDERWICKS
--------------------------------------------------------------------------------


30.      INTEREST ON OVERDUE AMOUNTS
--------------------------------------------------------------------------------

30.1     DEFAULT INTEREST

     On demand by the Lender from time to time:

     (a) subject to Clause 30.6, each Borrower shall pay interest on all amounts due and payable by it under or in relation to this Agreement (including such amounts due for payment under Clause 5 of the Trust
          Deed) and unpaid;

     (b) the relevant Borrower shall pay interest on all amounts claimed (to the extent cash cover is not provided in respect of such amount, as and when required under the Relevant Document) under a Letter of Credit,

     (including interest payable under this Clause) in the currency of the relevant amount. Interest under this Clause shall accrue, subject to Clause 30.6, from the date such amount is due and payable or the Lender receives a claim under a Letter of Credit.

30.2 RATE

     Such interest shall accrue, subject to Clause 30.6, from the due date up to the date of actual payment, before and (as a separate and independent obligation) after judgment at a rate determined by the Lender to be the aggregate of 3% per annum and the highest of:

     (a) the rate (if any) applicable to such amount immediately prior to the due date;

     (b)  the sum of the Margin and:

          (i) if the amount is denominated in Australian dollars, the Lender's indicator lending rate from time to time; or

          (ii) if the amount is denominated in any other currency, the arithmetic means (rounded upwards, if necessary, to the nearest 1/16th) of the rates quoted to the Lender two Business Days before the date of default (or, as appropriate, the expiry of the funding period referred to below) by leading banks in the Singapore or London Interbank Market (as selected by the Lender), for the making of deposits in the currency concerned of an amount comparable to the overdue amount on call or for such funding period not exceeding three months as the Lender may determine from time to time (or, if no such quotes are available, such equivalent rate as the Lender may determine); and

     (c) if the amount in respect of which the interest is accruing is one payable to or for the account of the Lender, the cost incurred by the Lender in funding the relevant Facility (as certified by the Lender).

FACILITY AGREEMENT                                               ARTHUR ROBINSON
                                                                 & HEDDERWICKS
--------------------------------------------------------------------------------


30.3 BASIS OF CALCULATION

     Interest on amounts denominated in Australian dollars, NZ dollars or Sterling shall be calculated on the basis of a year of 365 or 366 days (as the case may be) and interest on amounts denominated in other currencies a year of 360 days.

30.4 INTEREST ON FOREIGN CURRENCY AMOUNTS

     Where the Lender certifies to a Borrower that it used another currency to purchase the necessary currency to make a payment under or in relation to a Letter of Credit, interest will accrue on such payment in that other currency from the date of payment.

30.5 CAPITALISATION

     Unless demanded more frequently, interest under this Clause 30 shall capitalise quarterly.

30.6 CONTINGENT AMOUNTS

     Without prejudice to the obligations of a Borrower under Clause 30.7, no Borrower shall be obliged to pay interest under this Clause 30 on any amount due and payable under this Agreement or the Trust Deed in respect of any contingent liability of the Lender under a Letter of Credit or in respect of an unmatured Bill unless and until:

     (a) where the amount was payable in respect of the contingent liability of the Lender under a Letter of Credit, a claim is made on the Lender under or in relation to that Letter of Credit; or

     (b) where the amount was payable in respect of an unmatured Bill, the maturity date of that Bill.

30.7 RISK FEE

     Each Borrower shall pay to the Lender a risk fee on all amounts due and payable under this Agreement or the Trust Deed in respect of any contingent liability of the Lender under a Letter of Credit or in respect of an unmatured Bill but unpaid, in the currency or currencies of the relevant amounts at the rate of 3% per annum from the due date up until:

     (a) in the case of an amount payable in respect of the contingent liability of the Lender under a Letter of Credit, a claim is made on the Lender under or in relation to that Letter of Credit or the Letter of Credit expires without having been drawn upon; and

     (b) in the case of an amount payable in respect of an unmatured Bill, the maturity date of that Bill,

     calculated on the basis of a year of 365 or 366 days, as the case may be (in the case of amounts denominated in Australian dollars, NZ dollars or Sterling) or 360 days (in the case of amounts denominated in any other currency). Such fee shall be payable, in relation to each such amount, on the last day of the period in respect of which the fee is payable or, if that period is longer than

FACILITY AGREEMENT                                               ARTHUR ROBINSON
                                                                 & HEDDERWICKS
--------------------------------------------------------------------------------


     three months, the date three months after the amount becomes due and payable under this Agreement or the Trust Deed (as applicable) and the last day of the period in respect of which the fee is payable.

31.  FEES
--------------------------------------------------------------------------------

     The Borrowers shall pay to the Lender the establishment, line and Letter of Credit fees in the currencies and amounts and at the times set out in the letters from the Lender to Foster's Brewing Group (each accepted by an Authorised Officer of Foster's Brewing Group). The liability of all Borrowers under this Clause shall, unless any such letter expressly provides otherwise, be joint and several.

32.  ASSIGNMENTS
--------------------------------------------------------------------------------

32.1 ASSIGNMENTS BY BORROWERS AND FOSTER'S BREWING GROUP

     Neither any Borrower nor Foster's Brewing Group shall assign or transfer all or any of its rights or obligations under this Agreement without the prior written consent of the Lender.

32.2 ASSIGNMENT BY LENDER

     The Lender may assign or transfer all or any of its rights or obligations under this Agreement to another bank or financial institution at any time if:

     (a)  any necessary prior Authorisation is obtained;

     (b) Foster's Brewing Group has given its prior consent to such transfer or assignment, which consent:

          (i)   shall not be unreasonably withheld;

          (ii) shall not be required in the case of a transfer or assignment to a Related Company of the Lender; and

          (iii) will be deemed to have been given if no response is received within 15 days of request for such consent.

32.3 DISCLOSURE

     The Lender may with the prior consent of Foster's Brewing Group (which shall not unreasonably be withheld or delayed) disclose to a proposed assignee, or transferee or sub-participant information relating to any member of the Group or furnished in connection with this Agreement.

32.4 CHANGE OF LENDING OFFICE

     The Lender may change any Lending Office if it gives prior notice to Foster's Brewing Group and consults with Foster's Brewing Group.

FACILITY AGREEMENT                                               ARTHUR ROBINSON
                                                                 & HEDDERWICKS
--------------------------------------------------------------------------------


32.5 NO INCREASED COSTS

     If the Lender assigns its rights or transfers any or all of its rights and obligations under this Agreement or changes its Lending Office, neither the Borrowers nor Foster's Brewing Group shall be required to pay any net increase in the aggregate amount of costs, Taxes, fees or charges which is a direct consequence of the assignment or transfer or change of its Lending Office and of which the Lender or its assignee or transferee (as applicable) was aware or ought reasonably to have been aware on the date of the assignment, transfer or change.

33.  NOTICES
--------------------------------------------------------------------------------

33.1 NOTICES

     All notices, requests, demands, consents, approvals, agreements or other communications to or by a party to this Agreement shall:

     (a) be in writing addressed to the address of the recipient shown in this Agreement or to such other address as it may have notified the sender;

     (b)  be signed by an Authorised Officer of the sender; and

     (c)  be deemed to be duly given or made:

          (i) (in the case of delivery in person or by post, facsimile transmission or cable) when delivered to or left at such address; or

          (ii) (in the case of telex) on receipt by the sender of the answerback code of the recipient at the end of transmission,

          but if such delivery or receipt is not on a day on which business is generally carried on in the place to which such communication is sent or is later than 4.00 pm (local time), it shall be deemed to have been duly given or made at the commencement of business on the next such day in that place.

     Correspondence to, and other communications with, the Lender shall be to the following address:

           Level 10
           360 Collins Street
           Melbourne   Vic   3000

           Telephone:  (03) 9608 3890
           Fax:        (03) 9670 4875
           Contact:    Rob Nicholls

FACILITY AGREEMENT                                               ARTHUR ROBINSON
                                                                 & HEDDERWICKS
--------------------------------------------------------------------------------


33.2 TO BORROWERS OR FOSTER'S BREWING GROUP

     Any notice required to be given to a Borrower or Foster's Brewing Group shall be deemed given if given to Foster's Brewing Group in accordance with Clause 33 to the following address:

                  77 Southbank Boulevard
                  Southbank, Victoria, 3006

                  Telephone:  (03) 9633 2000
                  Fax:        (03) 9633 2634
                  Contact:    Vice President, Treasury

33.3 FACSIMILE TRANSMISSIONS

     Each of the Borrowers and Foster's Brewing Group acknowledges that the
     Lender:

     (a) is not bound to enquire as to whether any facsimile transmission has been inaccurately transmitted or received or has been sent by an unauthorised person; and

     (b) is not liable for any loss or expense that may result from any falsity, inaccuracy, insufficiency, illegibility or forgery in any notice or other communication sent by facsimile.

     If a notice or other communication from a Borrower or Foster's Brewing Group is delivered to the Lender by facsimile, it shall deliver to the Lender the original of that notice or other communication within 2 Business Days of the date of the facsimile.

34.  AUTHORISED OFFICERS
--------------------------------------------------------------------------------

     Each of the Borrowers and Foster's Brewing Group irrevocably authorises the Lender to rely on a certificate by any person purporting to be one of its directors or secretaries, as to the identity any signatures of its Authorised Officers and warrants that those persons have been authorised to give notices and communications under or in connection with this Agreement.

35.  GOVERNING LAW
--------------------------------------------------------------------------------

     This Agreement shall be governed by the laws of Victoria.

36.  COUNTERPARTS
--------------------------------------------------------------------------------

     This Agreement may be executed in any number of counterparts. All of such counterparts taken together shall be deemed to constitute the one instrument.

FACILITY AGREEMENT                                               ARTHUR ROBINSON
                                                                 & HEDDERWICKS
--------------------------------------------------------------------------------


37.  ACKNOWLEDGEMENT BY BORROWERS AND FOSTER'S BREWING GROUP
--------------------------------------------------------------------------------

     Each Borrower and Foster's Brewing Group confirms that:

     (a) it has not entered into this Agreement in reliance on, or as a result of, any statement or conduct of any kind of or on behalf of the Lender or any Related Company of the Lender (including, without limitation, any advice, warranty, representation or undertaking); and

     (b) neither the Lender nor any Related Company of the Lender is obliged to do anything (including, without limitation, disclose anything or give advice), except as expressly set out in the Relevant Documents.

38.  ATTORNEYS
--------------------------------------------------------------------------------

     Each attorney executing this Agreement states that he has no notice of the revocation of his power of attorney.

FACILITY AGREEMENT                                               ARTHUR ROBINSON
                                                                 & HEDDERWICKS
--------------------------------------------------------------------------------


SCHEDULE 1

LENDING OFFICES
--------------------------------------------------------------------------------

1.       AUSTRALIAN LENDING OFFICE:

         Level 10
         360 Collins Street
         Melbourne  Vic  3000
         Tel:  (03) 9608 3890
         Fax:  (03) 9670 4875
         Attention:  Rob Nicholls

2.       UK LENDING OFFICE:
         63 St Mary Ave
         London EC3A8LE
         Tel:  (020) 7621 7592
         Fax:  (020) 7621 7522
         Attention:  Loans Administration

3.       US LENDING OFFICE

         Level 39
         575 Fifth Avenue
         New York  New York  USA
         Tel:  (212) 551 1960
         Fax:  (212) 551 1999
         Attention:  Susan Wildstein

4.       NZ LENDING OFFICE
         Level 24, Westpac Trust Tower
         120 Albert Street
         Auckland, New Zealand
         Tel:  (64) 9367 3787
         Fax:  (64) 9367 3769
         Attention:  Senior Relationship Manager

FACILITY AGREEMENT                                               ARTHUR ROBINSON
                                                                 & HEDDERWICKS
--------------------------------------------------------------------------------


SCHEDULE 2

ADDITIONAL DOMESTIC STERLING COSTS
--------------------------------------------------------------------------------

(a) The additional domestic Sterling cost for an amount for a Funding Period is the rate determined by the Lender to be equal to the rate notified by the Lender and calculated in accordance with the following formulae:

     In relation to an amount denominated in Sterling:

     BY + S(Y - Z) + F x 0.01 % per annum = additional domestic Sterling cost
     ------------------------
     100 - (B + S)

     where on the day of application of the formula:

     B is the percentage of the Lender's eligible liabilities (in excess of any stated minimum) which the Bank of England requires the Lender to hold on a non-interest-bearing deposit account in accordance with its cash ratio requirements;

     Y is the rate at which Sterling deposits are offered by the Lender to leading banks in the London interbank market at or about 11.00 a.m. on that day for the Funding Period;

     S is the percentage of the Lender's eligible liabilities which the Bank of England requires the Lender to place as a special deposit;

     Z is the interest rate per annum allowed by the Bank of England on special deposits; and

     F is the charge payable by the Lender to the Financial Services Authority under paragraph 2.02 or 2.03 (as appropriate) of the Fees Regulations but where for this purpose, the figure in paragraph 2.02b and 2.03b will be deemed to be zero expressed in pounds per (pound)1 million of the fee base of the Lender.

(b)  For the purposes of this Schedule 2:

     (i) "eligible liabilities" and "special deposits" have the meanings given to them at the time of application of the formula by the Bank of England; and

     (ii)  "fee base" has the meaning given to it in the Fees Regulations; and

     (iii) "Fees Regulations" means the Banking Supervision (Fees) Regulations 1998 or any other regulations governing the payment of fees for banking supervision.

(c) In the application of the formula, B, Y, S and Z are included in the formula as figures and not as percentages, e.g. if B = 0.5% and Y = 15%, BY is calculated as 0.5 x 15.

(d)  (i)   The formula is applied on the first day of the relevant Funding
           Period.

FACILITY AGREEMENT                                               ARTHUR ROBINSON
                                                                 & HEDDERWICKS
--------------------------------------------------------------------------------


     (ii) Each rate calculated in accordance with the formula is, if necessary, rounded upward to four decimal places.

(e) If the Lender in its reasonable opinion determines that a change in circumstances has rendered, or will render, the formula inappropriate, the Lender following consultation with Treasury UK shall notify Treasury UK of the manner in which the additional domestic Sterling cost will subsequently be calculated. The manner of calculation so notified by the Lender shall, in the absence of proven error, be binding on all the parties.

FACILITY AGREEMENT                                               ARTHUR ROBINSON
                                                                 & HEDDERWICKS
--------------------------------------------------------------------------------


SCHEDULE 3



BORROWER LIMITS
--------------------------------------------------------------------------------




NAME OF                        BORROWER LIMIT
BORROWER                       (PERCENTAGE OF COMMITMENT)

                1.             2.                 3            4.          5.          6.          7.
                BILL FACILITY  EUROCURRENCY       LC FACILITY  A$CASH      US$         STERLING    NZ
                               FACILITY                        FACILITY    FACILITY    FACILITY    CASH
                                                                                                   FACILITY
Treasury Aust.                                                             Nil         Nil         Nil

Treasury UK     Nil            Nil                             Nil         Nil                     Nil

Treasury USA    Nil            Nil                             Nil                     Nil         Nil

Treasury NZ     Nil            Nil                             Nil         Nil         Nil

FACILITY AGREEMENT                                               ARTHUR ROBINSON
                                                                 & HEDDERWICKS
--------------------------------------------------------------------------------


ANNEXURE A



DRAWDOWN NOTICE
--------------------------------------------------------------------------------


To:  Westpac Banking Corporation
     Level 10, 360 Collins Street
     Melbourne Vic 3000

                MULTIPLE OPTION FACILITY - DRAWDOWN NOTICE NO. *

We refer to the Facility Agreement dated 21 March, 1991 (as amended and supplemented) (the "Facility Agreement").

Pursuant to Clause 4 of the Facility Agreement:

(1)  we give you irrevocable notice that we wish to draw on [#] (the DRAWDOWN
     DATE);

    [SUCH DATE IS TO BE A BUSINESS DAY]

(2)  the aggregate principal amount to be drawn in each currency is;

    [SUCH AMOUNT TO COMPLY WITH THE LIMITS IN CLAUSE 2]

(3) We request the following Segments:

        FACILITY         CURRENCY             ORIGINAL DOLLAR     FUNDING
                                              AMOUNT              PERIOD

        *                **                   ***                 ****

-------------------------------
        *         Bill, US$, A$ Cash, Eurocurrency, NZ$ Cash, Sterling or LC
                  Facility

        **        If Bill or A$ Cash Facility $A only, US$ or
                  Eurocurrency Facility US$ only, if LC Facility any currency, if Sterling Facility Sterling only, if NZ$ Cash, NZ$ only

        *** Original Dollar Amount must comply with Clause 8.1, 9.1, 10.1, 11.1, 12.4, 13.1, or 14.1

        ****      Funding Periods to comply with Clause 5

(4)      we request that

FACILITY AGREEMENT                                               ARTHUR ROBINSON
                                                                 & HEDDERWICKS
--------------------------------------------------------------------------------

     (a)  the proceeds of the cash advances be remitted to account number
          .......... at .........................; and/or

     (b) each Letter of Credit shall be made available at the Lending Office as set out in Schedule 1. The details of the Secured Financing in respect of which each Letter of Credit is issued are set out in Schedule 2.

(5) we [enclose]/[irrevocably request you to prepare, complete, draw, sign and deliver on our behalf]/[enclose and irrevocably request you to complete, draw, sign, and deliver on our behalf] Bills (details of which appear in Schedule 3 below) drawn by Treasury Aust. on the Lender.

     We irrevocably request the Lender to do as follows on [#]:

     (a) in accordance with the Facility Agreement, accept the Bills for the accommodation of Treasury Aust.

     (b)  [debit to the account of Treasury Aust. styled
          .......................... ........................at the
          ..................................... Branch of the Lender [deduct from the proceeds referred to in (4) above] the amount of the Lender's [acceptance/endorsement] and other fees, any stamp or other documentary or transaction Tax payable on or in respect of the Bills or any other amount owing by Treasury Aust. to the Lender under the Facility Agreement but unpaid.

     (c) [complete the name of the payee on the Bills, purchase the Bills or at the Lender's option sell them to any person and credit the net proceeds [after deducting any moneys payable under (b) above] to the
          Account of Treasury Aust styled ...................... at the
          ........................... Branch of the Lender; and]

                                      [OR]

     (d)  [hand the accepted Bills to .............................. (a specimen of whose signature appears below).]

                                      [OR]

     (e)  [hand the accepted Bills to ............................... (a specimen of whose signature appears below) against the receipt of
          $........... which moneys are to be credited to the account of
          Treasury Aust. styled .......................... at the
          ................................. Branch of the Lender.]

     (f) please state the fixed rate at which the Lender would be prepared to discount a series of Bills having an aggregate face amount of
          $............. during a period of .................. months.]

(6) We acknowledge that pursuant to Clause 3.4 of the Trust Deed, the representation and warranties in Clause 3 of the Trust Deed are repeated on the date of this notice with respect to the facts and circumstances then existing.

Expressions defined in the Facility Agreement have the same meaning when used in this Drawdown Notice.

FACILITY AGREEMENT                                               ARTHUR ROBINSON
                                                                 & HEDDERWICKS
--------------------------------------------------------------------------------


                                   SCHEDULE 1

SEGMENT NO.                BENEFICIARY                   LENDING OFFICE         FACE AMOUNT
1(a)

(b)

(c)

                                   SCHEDULE 2

SEGMENT         PRINCIPAL            [INTEREST AND           [OTHER               MATURITY
                AMOUNT OF            AMOUNTS IN THE          AMOUNTS (TO          DATE
                SECURED              NATURE OF               COMPLY WITH
                FINANCING            INTEREST]               CLAUSE 13]


1(a)

(b)

(c)

                                   SCHEDULE 3

DRAWER'S          DATE           MATURITY      FACE        DRAWER'S      ACCEPTOR'S    ENDORSER(S)'
NO. OF BILL       EXECUTION      DATE          AMOUNT      NAME          NAME          NAME(S)




For and on behalf of
BORROWER/FOSTER'S BREWING GROUP

By:

[Authorised Officer]

Dated:[#].

FACILITY AGREEMENT                                               ARTHUR ROBINSON
                                                                 & HEDDERWICKS
--------------------------------------------------------------------------------


ANNEXURE B

FORM OF LETTER OF CREDIT
WESTPAC BANKING CORPORATION
--------------------------------------------------------------------------------


[Date]

TO:  [Name and Address of Beneficiary]

Dear Sirs,

Westpac Banking Corporation has pleasure in detailing the particulars of our Letter of Credit issued in your favour.
--------------------------------------------------------------------------------


                           WESTPAC BANKING CORPORATION
            IRREVOCABLE STANDBY LETTER OF CREDIT NO. ................
                  DATED........................, .............

--------------------------------------------------------------------------------


ON ACCOUNT OF:              [NAME OF BORROWER]

BENEFICIARY:                ...........................(the "Beneficiary")

AMOUNT:                     Maximum limit of liability [figure]

EXPIRY DATE:                [#]

AVAILABLE AT:               Westpac Banking Corporation, [address]

BY DRAFTS ON:               Westpac Banking Corporation [address, marked "Refer to Manager", ***]

PAYABLE AT:                 Sight

ENFACED:                    "Drawn under Westpac Banking Corporation Irrevocable Standby Letter of
                            Credit No. .............. dated [#]".

RETURNABLE TO:              Westpac Banking Corporation [address].

ISSUED IN                   Details of Secured Financing] (the "Secured Financing")
CONNECTION WITH:

Drafts drawn under this Letter of Credit must be payable to the credit of an account in the name of the Beneficiary, must be delivered to the address at which this Letter of Credit is expressed to be available, at or before 3.00pm (local time in the location of the Borrower) on the expiry date specified above and be accompanied by a statutory declaration stating that:-

FACILITY AGREEMENT                                               ARTHUR ROBINSON
                                                                 & HEDDERWICKS
--------------------------------------------------------------------------------

(a) the declarants are two officers of the Beneficiary, making the declaration on behalf of the Beneficiary;

(b) the declarants have authority to make the statutory declaration on behalf of the Beneficiary;

(c)  the statutory declaration is made pursuant to the terms of Letter of Credit
     No. ...................;

(d) the amount claimed is not more than the maximum aggregate amount available under that Letter of Credit;

(e) the amount claimed represents an amount or amounts remaining unpaid to the Beneficiary in respect of the Secured Financing in accordance with arrangements made between the Beneficiary and [NAME OF BORROWER]; and

(f) demand for payment of such amount has been made by the Beneficiary on [NAME OF BORROWER] and such demand remains unsatisfied,

and the amount of this Letter of Credit will automatically reduce by the amount of all such drawings.

There is no responsibility on the part of Westpac Banking Corporation to investigate the authenticity of the declarations or the declarant's capacity or entitlement to make the statutory declaration.

This Letter of Credit is subject to the Uniform Customs and Practice for Documentary Credits (1993 Revision) International Chamber of Commerce Brochure No. 500.

Westpac Banking Corporation engages with the Beneficiary that drafts drawn under and in compliance with the terms of this Letter of Credit will be paid on presentation to Westpac Banking Corporation.

For and on behalf of Westpac Banking Corporation

 .................................                ..............................
Authorised Signatory                             Authorised Signatory

FACILITY AGREEMENT                                               ARTHUR ROBINSON
                                                                 & HEDDERWICKS
--------------------------------------------------------------------------------


ANNEXURE C


VERIFICATION CERTIFICATE
--------------------------------------------------------------------------------


To:     Westpac Banking Corporation
        Level 10
        360 Collins Street
        MELBOURNE  VIC  3000

                       MULTIPLE OPTION FACILITY AGREEMENT

I [name] am a [director] of [BORROWER/FOSTER'S BREWING GROUP] of [        ] (the
"Company").

I refer to the Multiple Option Facility Agreement (the "Facility Agreement") dated * 1991 between you as Lender, the Company, and [Foster's Brewing Group and borrowers] named in the Facility Agreement.

Expression defined in the Facility Agreement bear the same meaning when used in this Certificate.

I CERTIFY that attached to this Certificate are true, complete and up to date copies of each of the following:

(a) the [Memorandum and Articles of Association/Constitution/bylaws] of the Company (marked "A");

(b) a duly executed power of attorney granted by the Company for the purpose of permitting the execution on behalf of the Company of the Facility Agreement (marked "B"). Such power of attorney has not been revoked by the Company and remains in full force and effect; and

(c) an extract from minutes of meetings of the directors or of a committee of directors of the Company approving execution by the Company of the Facility Agreement, appointing attorneys for the purpose of execution of the Facility Agreement, and appointing Authorised Officers of the Company for the purpose of the Facility Agreement (marked "C"). Such resolutions have not been amended, modified or revoked and are in full force and effect.

Attached to this Certificate and marked "D" is a true copy of a list containing the names, positions and signatures of the Authorised Officers of the Company.




Signed:
            ------------------------------------------
            Director

Date:
            ------------------------------------------